Exhibit 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

BY AND AMONG

GUARANTY BANCORP

AND

THE INVESTORS NAMED HEREIN

DATED AS OF MAY 6, 2009

TABLE OF CONTENTS

Section 1.	Certain Definitions		1

Section 2.	Purchase; Closings		6
	(a)	Purchase	6
	(b)	Closing	6

Section 3.	Representations and Warranties of the Company		6
	(a)	Organization and Authority	7
	(b)	Authorization	7
	(c)	Capitalization; Subsidiaries	7
	(d)	No Conflicts	8
	(e)	Governmental Approvals	8
	(f)	Reports	8
	(g)	Financial Statements	9
	(h)	No Undisclosed Liabilities	9
	(i)	Company Significant Agreements	9
	(j)	Controls and Procedures	10
	(k)	Properties	11
	(l)	Taxes	11
	(m)	Litigation and Other Proceedings	11
	(n)	Compliance with Laws	11
	(o)	Absence of Certain Changes	12
	(p)	Company Benefit Plans	12
	(q)	Regulatory Matters	13
	(r)	Environmental Matters	14
	(s)	Anti-takeover Provisions Not Applicable	14
	(t)	Labor	14
	(u)	Insurance	14
	(v)	No Integration	15
	(w)	Loan Portfolio	15
	(x)	Brokers and Finders	16
	(y)	No Change of Control	16

Section 4.	Representations and Warranties of Investors		16
	(a)	Organization	16
	(b)	Authorization	16
	(c)	No Affiliates	17
	(d)	Purchase for Investment	17
	(e)	Knowledge as to Conditions	17
	(f)	Sufficient Funds	17
	(g)	Ownership	17
	(h)	No Conflicts	17
	(i)	Brokers and Finders	18
	(j)	Non-Reliance	18

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Section 5.	Deliveries at Closing		18
	(a)	Company Deliverables	18
	(b)	Investor Deliverables	18

Section 6.	Covenants		19
	(a)	Public Statements	19
	(b)	Regulatory Approvals	19
	(c)	Cooperation	19
	(d)	Legends	20
	(e)	Transfer Restrictions	21
	(f)	Conversion Restriction	22
	(g)	No Change of Control	22
	(h)	Certificate of Designations	22
	(i)	Access, Information and Confidentiality	22
	(j)	No Senior Preferred	23
	(k)	Passivity and Standstill	23
	(l)	Certain Transactions	23
	(m)	Tax Treatment	24

Section 7.	Conditions to Closing		24

Section 8.	Termination		25

Section 9.	Additional Covenants		26
	(a)	Governance Matters	26
	(b)	Reservation for Issuance	29
	(c)	Indemnification	29
	(d)	Exchange Listing	31
	(e)	Stockholder Meeting	31

Section 10.	Registration Rights		32
	(a)	Registration	32
	(b)	Expenses	34
	(c)	Obligations of the Company	34
	(d)	Suspension of Sales	37
	(e)	Termination of Registration Rights	37
	(f)	Furnishing Information; “Market Stand-Off” Agreement	37
	(g)	Indemnification	38
	(h)	Assignment of Registration Rights	40
	(i)	Rule 144 Reporting	40

Section 11.	Survival		40

Section 12.	Notices		40

Section 13.	Assignment		41

Section 14.	Entire Agreement		42

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Section 15.	Governing Law	42

Section 16.	Severability	42

Section 17.	Expenses	42

Section 18.	Disclosure Schedule	42

Section 19.	Several and Not Joint Obligations	42

Section 20.	Construction	43

Section 21.	Counterparts and Facsimiles	43

Section 22.	[Intentionally Reserved.]	43

Section 23.	Joinder	43

Section 24.	Specific Performance	43

Section 25.	Amendment; Waiver	44

Annex A	Schedule of Investors

Exhibit A	Form of Certificate of Designations for Series A Convertible Non-Cumulative Preferred Stock

Exhibit B	Form of Voting Agreement

Exhibit C	Passivity Commitments

Exhibit D	Form of Joinder

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This INVESTMENT AGREEMENT (this “Agreement”), dated as of May 6, 2009, is by and among Guaranty Bancorp, a Delaware corporation (the “Company”), and each investor listed on Annex A attached hereto and such other investors that may become party hereto from time to time (each, an “Investor” and collectively, the “Investors”).

RECITALS

The Company intends to sell to each Investor, and such Investor intends to purchase from the Company the number of shares of Series A Non-Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Convertible Preferred Stock”), set forth next to such Investor’s name on Annex A, to be designated with the terms, privileges and preferences set forth in the form of Certificate of Designations attached as Exhibit A hereto on the terms and subject to the conditions set forth herein.

On or prior to the date hereof, certain stockholders of the Company have entered into a voting agreement, the form of which is attached hereto as Exhibit B, pursuant to which such persons have agreed to vote shares of Common Stock which they beneficially own and over which they exercise voting control in favor of the approval of any matters necessary to effect the transactions contemplated herein, including those proposals to be submitted to stockholders pursuant to Section 9(e).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.               Certain Definitions.  The following terms used herein shall have the meanings set forth below:

“Additional Investor” means each Person who executes a Joinder.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.

“Agency” has the meaning set forth in Section 3(w) hereof.

“Agreement” has the meaning set forth in the preamble hereof.

“Bank” has the meaning set forth in Section 3(q)(i) hereof.

“Bank Board” has the meaning set forth in Section 9(a)(vi) hereof.

“Bank Board Observer” has the meaning set forth in Section 9(a)(vi) hereof.

“Bank Board Representative” has the meaning set forth in Section 9(a)(vi) hereof.

“Benefit Plan” means all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), all employee pension benefit plans within the meaning of Section 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, and all other employee benefit agreements or arrangements, including, but not limited to, all bonus, incentive, deferred compensation, vacation, stock purchase, stock option, stock award, severance, employment, change of control, golden-parachute, consulting, dependent care, cafeteria, employee assistance, scholarship, or fringe benefit or similar plans, programs, agreements or policies, in all cases whether written, unwritten or otherwise, funded or unfunded, and whether or not ERISA is applicable to such plan, program, agreement or policy.

“BHC Act” has the meaning set forth in Section 3(q)(iv) hereof.

“Board of Directors” means the Board of Directors of the Company.

“Board Representative” has the meaning set forth in Section 9(a)(i) hereof.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted by law or executive order to be closed in the State of New York or Colorado.

“Castle Creek” means Castle Creek Capital Partners III, L.P.

“Certificate of Designations” means the certificate of designations for the Convertible Preferred Stock.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended prior to the date hereof and as amended by the Certificate of Designations and as may be further amended as contemplated by the terms hereof.

“Closing” has the meaning set forth in Section 2(b) hereof.

“Closing Date” has the meaning set forth in Section 2(b) hereof.

“Code” means Internal Revenue Code of 1986, as amended as of the date hereof.

“Commission” means the Securities and Exchange Commission, or any successor agency thereto.

“Common Stock” means the Company’s common stock, par value $0.001.

“Company” has the meaning set forth in the preamble hereof.

“Company Financial Statements” has the meaning set forth in Section 3(g).

“Company Registration Indemnitee” has the meaning set forth in Section 10(g)(ii) hereof.

“Company Reports” has the meaning set forth in Section 3(q)(vi) hereof.

“Company SEC Documents” has the meaning set forth in Section 3(f) hereof.

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“Company Significant Agreement” means any contract or agreement that is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement.

“Confidentiality Agreement” means, as to any Investor, the applicable Confidentiality Agreement previously entered into by the Company and such Investor.

“Conversion Price” has the meaning set forth in the Certificate of Designations.

“Conversion Securities” has the meaning set forth in the Certificate of Designations.

“Convertible Preferred Stock” has the meaning set forth in the recitals hereof.

“Deductible” has the meaning set forth in Section 9(c)(iv) hereof.

“De Minimis Claim” has the meaning set forth in Section 9(c)(iv) hereof.

“Disclosure Schedule” has the meaning set forth in Section 3 hereof.

“Environmental Law” means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to:  (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to Persons or property relating to any Hazardous Substance.

“ERISA” has the meaning set forth in Section 1 hereof under the term “Benefit Plan.”

“ERISA Affiliate” means any Person which, together with the Company, would be treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“GAAP” has the meaning set forth in Section 3(g) hereof.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Hazardous Substance” means any substance that is:  (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; and (C) any other substance which may be the subject of regulatory action by any Government Entity in connection with any Environmental Law.

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“Holder” means any Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 10(h).

“Indemnified Party” has the meaning set forth in Section 9(c)(iii) hereof.

“Indemnifying Party” has the meaning set forth in Section 9(c)(iii) hereof.

“Institutional Investor” means either of Patriot or Relational.

“Insurer” has the meaning set forth in Section 3(w) hereof.

“Investor” has the meaning set forth in the preamble hereof and shall include each Additional Investor upon its execution of a Joinder.

“Joinder” means a joinder to become a party to this Agreement substantially in the form of Exhibit C.

“Loan Investor” has the meaning set forth in Section 3(w) hereof.

“Losses” has the meaning set forth in Section 9(c)(i) hereof.

“Material Adverse Effect” or “Material Adverse Change” means any circumstance, event, change, development or effect that (1) is material and adverse to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole or (2) could materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, that in determining whether a Material Adverse Effect or Material Adverse Change has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes or proposed changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes or proposed changes in laws, rules and regulations of general applicability or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of all of the Investors, (D) changes in general economic, monetary or financial conditions or markets generally or that are the result of factors generally affecting the banking industry, (E) changes in the market price or trading volumes of the Common Stock or the Company’s other securities in and of themselves (but not the underlying causes of such changes), (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance in and of themselves for any period ending on or after December 31, 2008 (but not the underlying causes of such failure), (G) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, and (H) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (G), to the extent that the effects of such changes have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, relative to other banks, savings associations and their holding companies generally.

“Non-Control Determination” has the meaning set forth in Section 6(b) hereof.

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“Observer” has the meaning set forth in Section 9(a)(v) hereof.

“Patriot” means collectively Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P.

“Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, Governmental Entity, unincorporated organization or other legal entity.

“Previously Disclosed” means information set forth or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 or its other reports and forms filed with the Commission under Sections 13(a), 14(a) or 15(d) of the Exchange Act on or after January 1, 2009 and that are filed prior to the execution and delivery of this Agreement.

“Purchase Price” has the meaning set forth in Section 2(a) hereof.

“Registrable Securities” means all shares of Convertible Preferred Stock, all Conversion Securities and all Conversion Securities issued or issuable directly or indirectly with respect to the Conversion Securities by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization.  As to any securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (i) a registration statement with respect to the sale by the holder thereof is declared effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) they have been acquired by the Company, (iii) they have been sold to the public pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act, or (iv) they are able to be sold in their entirety by the Investor or transferee holding such securities pursuant to Rule 144 under the Securities Act within any single three-month period.

“Registration Demand” has the meaning set forth in Section 10(a)(ii) hereof.

“Registration Indemnitee” has the meaning set forth in Section 10(g)(i) hereof.

“Regulatory Agreement” has the meaning set forth in Section 3(q)(iii) hereof.

“Relational” means collectively Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P.

“Requesting Investor” has the meaning set forth in Section 6(b) hereof.

“Rights” has the meaning set forth in Section 3(c) hereof.

“Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the Business Day after the day on which the Company publicly releases its earnings for such fiscal quarter, provided that the trading window

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applicable to the Company’s senior management under the Company’s trading policies then in effect is not open any time during such period.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Shelf Registration Statement” has the meaning set forth in Section 10(a)(ii).

“Stockholder Approval” has the meaning set forth in Section 9(e) hereof.

“Taxes” means all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including any income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, together with any interest or penalties attributable thereto, and any payments made or owing to any other Person measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing payment or otherwise (other than pursuant to commercial agreements or Benefit Plans).

“Tax Return” means any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

“Termination Date” has the meaning set forth in Section 6(k) hereof.

“Voting Debt” has the meaning set forth in Section 3(c) hereof.

Section 2.              Purchase; Closings.

(a)           Purchase.  On the terms and subject to the conditions set forth herein, each Investor hereby severally agrees, at the Closing, to purchase from the Company, and the Company hereby agrees to sell to such Investor, the number of shares of Convertible Preferred Stock set forth next to such Investor’s name on Annex A for an aggregate purchase price set forth next to such Investor’s name on Annex A (with respect to each Investor, the “Purchase Price”).

(b)           Closing.  Subject to the satisfaction or waiver of the conditions set forth in Section 7 hereof, the closing of the purchase of the shares of Convertible Preferred Stock hereunder (the “Closing”) shall occur at the Los Angeles offices of Sullivan & Cromwell LLP at 9:00 a.m., Pacific time, on the first Business Day following the day on which the conditions to Closing set forth in Section 7 hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement (the “Closing Date”).

Section 3.              Representations and Warranties of the Company.  Except as Previously Disclosed or as set forth in the corresponding sections or subsections of the disclosure schedule delivered to the Investors by the Company prior to entering into this Agreement or, with respect to any Additional Investor, prior to such Investor’s entering into a Joinder (the “Disclosure

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Schedule”), the Company represents and warrants to each Investor as of the date hereof as follows:

(a)           Organization and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, as applicable, and, except as has not had or would not be reasonably expected to have a Material Adverse Effect, each of the Company and the Company’s subsidiaries is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has all requisite corporate or similar power and authority to carry on its business as currently conducted.

(b)           Authorization.  This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by such Investor, constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).  Subject to the receipt of stockholder approval contemplated by Section 9(e)(i) and Section 9(e)(ii), all of the shares of Convertible Preferred Stock to be issued to such Investor hereunder and the Conversion Securities to be issued to such Investor upon conversion of the Convertible Preferred Stock have been duly authorized for issuance and, when issued, paid for and delivered as set forth herein, or in the Certificate of Designations, as applicable, the shares of Convertible Preferred Stock and the Conversion Securities will be validly issued, fully paid and non-assessable.

(c)           Capitalization; Subsidiaries.  As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 52,464,335 shares are issued and outstanding as of April 30, 2009, and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share, none of which is issued and outstanding as of the date of this Agreement.  All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or any other preemptive or similar rights.  As of April 30, 2009, there were 900,079 shares of Common Stock authorized and reserved for issuance under the Company’s Amended and Restated 2005 Stock Incentive Plan and no outstanding options to purchase shares of Common Stock thereunder.  As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote (“Voting Debt”) are issued or outstanding.  As of April 30, 2009, except pursuant to this Agreement, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements (“Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any shares of Common Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of the Common Stock, preferred stock, Voting Debt or other equity securities of the Company.  There are no contractual obligations of the Company or any of its

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subsidiaries (x) to repurchase, redeem or otherwise acquire any shares of its capital stock or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company or its subsidiaries or (y) pursuant to which the Company or any of its subsidiaries is or could be required to register shares of the Company’s capital stock or other securities under the Securities Act.  All of the outstanding shares of capital stock or other securities of each of the Company’s subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable and directly or indirectly owned by the Company, free and clear of any lien or encumbrance.

(d)           No Conflicts.  The issuance and sale of the Convertible Preferred Stock and the Conversion Securities, the execution, delivery and performance by the Company of this Agreement, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (A) its certificate of incorporation or by-laws or organizational documents, as applicable, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other agreement to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries may be subject, or (ii) subject to the Stockholder Approval, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably expected to have a Material Adverse Effect.

(e)           Governmental Approvals.  Assuming the accuracy of the representations and warranties made by each Investor in Section 4(d), no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting periods, is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except for those that, individually or in the aggregate, have not had and would not be reasonably expected to have a Material Adverse Effect, other than (i) such as may be required by the securities or blue sky laws of the various states and (ii) any approval required pursuant to Sections 7(a)(iv) and 7(b)(iv).

(f)            Reports.

(i)             Since December 31, 2007, the Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act or the Securities Act (all such documents, as supplemented and amended since the time of filing, collectively, the “Company SEC Documents”).  The Company SEC Documents, at the time filed or, in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on

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the date of such amending or superseding filing, and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, (A) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable.

(ii)            No executive officer of the Company or any subsidiary of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 with respect to the Company SEC Documents.

(g)           Financial Statements.  The Company’s financial statements, including the notes thereto, included in the Company SEC Documents (the “Company Financial Statements”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied (except as may be indicated in the notes and schedules thereto) during the periods involved and present fairly in all material respects the Company’s consolidated financial position at the dates thereof and of its consolidated results of operations, changes in stockholders’ equity and cash flows for the periods then ended.  Since the date of the most recent balance sheet included in the Company Financial Statements, the Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP, nor has it been advised by its independent registered accounting firm or any Governmental Entity that any such change in method of accounting or accounting practice is appropriate.

(h)           No Undisclosed Liabilities.  Neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not properly reflected or reserved against in the Company Financial Statements to the extent required to be so reflected or reserved against in accordance with GAAP, except for (1) liabilities that have arisen since December 31, 2008 in the ordinary course of business, (2) contractual liabilities under agreements entered into in the ordinary course of business or that are disclosed in the Company SEC Documents, and (3) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.

(i)            Company Significant Agreements.  The Company has made available to such Investor true, correct and complete copies of all Company Significant Agreements to which the Company or any of its subsidiaries is a party or subject.  Each of the Company Significant Agreements is valid and binding on the Company and its subsidiaries, as applicable, and in full force and effect.  The Company and each of its subsidiaries, as applicable, are in compliance with and have performed all obligations required to be performed by them to date under each Company Significant Agreement, except as, individually or in the aggregate, have not had or would reasonably not be expected to have a Material Adverse Effect.  As of the date hereof, neither the Company nor any of its subsidiaries has received written notice of any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement.

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(j)            Controls and Procedures.

(i)             The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities.  The Company maintains internal control over financial reporting (as defined in Rule 13a-15 of the Exchange Act) that is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the asset of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.  The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii)            Since December 31, 2007, (A) neither the Company nor any subsidiary of the Company nor, to the knowledge of the Company, any director or officer of the Company or any subsidiary of the Company, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or a subsidiary of the Company or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any subsidiary of the Company has engaged in questionable accounting or auditing practices, and (B) no attorney representing the Company or any subsidiary of the Company, whether or not employed by the Company or any subsidiary of the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.  The records, systems, controls, data and information of the Company and the subsidiaries of the Company are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the subsidiaries of the Company or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not, individually or in the aggregate, reasonably be expected to adversely affect in any material respect the system of internal accounting controls described above in this Section 3(j).

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(k)           Properties.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances, claims and defects that would adversely affect the value thereof or interfere with the use made or to be made thereof by them.

(l)            Taxes.  (i) Each of the Company and its subsidiaries has (x) duly and timely filed (including pursuant to applicable extensions) all material Tax Returns required to be filed by it and (y) paid in full all material Taxes due or made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes, whether or not shown as due on such Tax Returns; (ii) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of its subsidiaries, which deficiencies have not since been resolved, except for Taxes proposed, asserted or assessed that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided; and (iii) there are no material liens for Taxes upon the assets of either the Company or its subsidiaries except for statutory liens for current Taxes not yet due or liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.

(m)          Litigation and Other Proceedings.  There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding against the Company or any of its subsidiaries or to which any of their assets are subject, nor is the Company or any of its subsidiaries subject to any order, judgment or decree, in each case except as, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Advise Effect, there is no unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company or any subsidiary of the Company.

(n)           Compliance with Laws.  The Company and each of its subsidiaries have all material permits, licenses, franchises, authorizations, orders and approvals of all Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted (other than with respect to tax and environmental matters which are covered in separate representations).  Since January 1, 2007, the Company and its subsidiaries have complied with and are not in default or violation of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given written notice of any violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect (other than with respect to tax and environmental matters which are covered in separate representations).  Except for statutory or regulatory restrictions of general application, no Governmental Entity has placed any restriction on the business or properties of the Company or any of its subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(o)           Absence of Certain Changes.  Since December 31, 2008, (i) the Company and each of the subsidiaries of the Company have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice; (ii) except for publicly disclosed dividends on the Common Stock, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests; and (iii) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(p)           Company Benefit Plans.

(i)             Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) with respect to each Benefit Plan, the Company and each ERISA Affiliate, as well as each Benefit Plan, have complied, and are now in compliance with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plan; and (B) each Benefit Plan has been administered in accordance with its terms and all laws and regulations applicable to such Benefit Plan, including ERISA and the Code.

(ii)            Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and except for liabilities fully reserved for or identified in the Company Financial Statements filed prior to the date hereof, (A) no claim has been made, or to the knowledge of the Company threatened, against the Company or any ERISA Affiliate related to the employment and compensation of employees or any Benefit Plan, including any claim related to the purchase of employer securities or to expenses paid under any defined contribution pension plan and (B) no event has occurred, and there exists no condition or set of circumstances, which could reasonably be expected to subject the Company or any Company subsidiary to any liability under the terms of, or with respect to, any Benefit Plan or under ERISA, the Code or any other applicable law.

(iii)           Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (A) Benefit Plan which is or was subject to Title IV of ERISA or Section 412 of the Code, (B) “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (C) “multiple employer plan” within the meaning of Section 4001(a)(3) of ERISA or subject to Section 413(c) of the Code, or (D) “welfare benefit fund” within the meaning of Section 419 of the Code.

(iv)          Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any subsidiary of the Company from the Company or any ERISA Affiliate under any Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding or increase in the funding of any such benefits or (v) result in any limitation on the right of the Company or any ERISA Affiliate to amend, merge, terminate or receive a reversion of assets

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from any Benefit Plan or related trust and (B) neither the Company nor any ERISA Affiliate has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits or resulted, or will result, in any limitation on the right of the Company or any ERISA Affiliate to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(q)           Regulatory Matters.

(i)             Guaranty Bank and Trust Company (the “Bank”), is duly registered and licensed with the Colorado Banking Board.  The Bank is and, there has not been any event or occurrence since January 1, 2008 that would reasonably be expected to result in a determination that the Bank is not, “well-capitalized” as a matter of U.S. federal banking law.  The Bank has at least a “satisfactory” rating under the U.S. Community Reinvestment Act.

(ii)            The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.  The Bank is a member in good standing of the Federal Home Loan Bank of Topeka.

(iii)           Neither the Company nor any of its subsidiaries is subject to (1) a written agreement or final order required to be publicly disclosed under 12 U.S.C. § 1818(u), (2) any restrictions on its ability to appoint or replace a director or executive officer (other than those arising under the federal securities laws and regulations or applicable listing standards), or (3) any restrictions on its ability to pay dividends or make other capital distributions, other than limitations imposed on the Company or its subsidiaries or their respective boards of directors or similar governing bodies by applicable state corporation law (including general principles of fiduciary duties).  Neither the Company nor any of its subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 2007 ordered to pay any civil money penalty by, or has been since January 1, 2007 a recipient of any supervisory letter from, or since January 1, 2007 has adopted any board resolutions at the request or suggestion of, any Governmental Entity (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised since January 1, 2007 by any Governmental Entity that it is considering issuing in writing, initiating, ordering or requesting any such Regulatory Agreement, other than in each case Regulatory Agreements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(iv)          The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHC Act”).

(v)           The Company has no transactions with affiliates within the meaning of Sections 23A and 23B of the Federal Reserve Act, as amended, that are not in compliance with such act or the rules promulgated thereunder.

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(vi)          Other than with respect to the Company SEC Documents, since December 31, 2007, the Company and each of its subsidiaries has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”).  As of their respective dates of filing, the Company Reports complied in all material respects with all applicable statutes, rules and regulations of the applicable Governmental Entities.

(r)            Environmental Matters.  Except as, individually or in the aggregate, has not had or would not be reasonably expected to have a Material Adverse Effect, the Company and its subsidiaries are in compliance with all applicable Environmental Laws and, to the knowledge of the Company, (i) no real property currently or formerly owned or operated by the Company or any of its subsidiaries is or has been contaminated with any Hazardous Substance at any time; (ii) neither the Company nor any of its subsidiaries could be deemed the owner or operator under any Environmental Law of any property which is or has been contaminated with any Hazardous Substance; and (iii) no Hazardous Substance has been transported from any of the properties owned or operated by the Company or one of its subsidiaries, other than as permitted under applicable Environmental Law.  Since January 1, 2007, neither the Company nor any of its subsidiaries has received any written notice from any Governmental Entity or any third party indicating that the Company or any of its subsidiaries is in material violation of any Environmental Law, other than with respect to any matter that has been resolved, and such violation, if any, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  The Company and its subsidiaries are not subject to any court order, administrative order or decree or any indemnity or other agreement arising under or related to any Environmental Law.

(s)           Anti-takeover Provisions Not Applicable.  The Company has opted out of the provisions of Section 203 of the Delaware General Corporation Law and the Board of Directors has taken all other necessary action to ensure that any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not and will not apply to this Agreement or to any of the transactions contemplated hereby.

(t)            Labor. No employees of the Company or any of its subsidiaries are represented by any labor union, nor are any collective bargaining agreements otherwise in effect with respect to such employees.  No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.  There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company or any of its subsidiaries.

(u)           Insurance.  The Company and each of its material subsidiaries are presently insured, and since January 1, 2008 have been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured.  As

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of the date hereof, all such insurance policies are in full force and effect and no written notice of cancellation has been received.  There is no existing material default by any insured thereunder.

(v)           No Integration.  Neither the Company nor its subsidiaries or any Affiliates, nor any Person acting on its or their behalf, has issued any securities of the Company which would be integrated with the sale of the shares of Convertible Preferred Stock for purposes of the Securities Act, nor will the Company or its subsidiaries or Affiliates take any action or steps (and neither have they taken any action or steps) that would require registration of any of the shares of Convertible Preferred Stock under the Securities Act or cause the offering of the Convertible Preferred Stock to be integrated with other offerings.  Assuming the accuracy of the representations and warranties of each Investor, the offer and sale of the shares of Convertible Preferred Stock by the Company to the Investors pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

(w)          Loan Portfolio. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i)             All of the written and oral loan agreements, notes or borrowing arrangements (including all leases, credit enhancements, commitments, guarantees and interest-bearing assets) originated or purchased and held by the Company or any of its subsidiaries were solicited, originated and exist in compliance with all applicable loan policies and procedures of the Company and the subsidiaries of the Company.  The information (including electronic information and information contained on tapes and computer disks) with respect to all loans of the Company and the subsidiaries of the Company furnished to the Investors by the Company is, as of the respective dates indicated therein, accurate in all material respects; provided, that such information excludes information as would identify the names and addresses or other similar personal information of any customer.

(ii)            The Company and each of its subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any subsidiary of the Company satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages; (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any subsidiary of the Company and any Agency, Loan Investor or Insurer; (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer; and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan.

For purposes of this Section 3(w):

“Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National

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Mortgage Association, or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any subsidiary of the Company or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities.

“Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any subsidiary of the Company, including, the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

“Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any subsidiary of the Company or a security backed by or representing an interest in any such mortgage loan.

(x)            Brokers and Finders.  Except for Castle Creek and Keefe, Bruyette & Woods, Inc., none of the Company, any of its subsidiaries and, to the knowledge of the Company, any of the employees or agents of the Company or its subsidiaries, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any subsidiary of the Company in connection with this Agreement or the transactions contemplated by this Agreement.

(y)           No Change of Control.  The issuance of Convertible Preferred Stock and Conversion Securities to the Investors as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any Benefit Plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

Section 4.              Representations and Warranties of Investors.  Each Investor, severally and not jointly, represents and warrants to the Company, as of the date hereof, as follows:

(a)           Organization.  Such Investor is duly organized, validly existing and in good standing under the laws of its state of organization, and except as has not had or would not reasonably be expected to have a material adverse effect on such Investor’s ability to perform its obligations under the Agreement or to consummate the transactions contemplated hereby on a timely basis, such Investor is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

(b)           Authorization.  This Agreement has been duly and validly authorized, executed and delivered by such Investor and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of such Investor enforceable

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against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)           No Affiliates.  Such Investor is not an Affiliate of any other stockholder of the Company or, to the knowledge of such Investor, any other Investor, is not acting in concert with any other Person and is not a member of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Company’s securities, and has no current intention to act in the future in a manner that would make it a member of such a group; provided that Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. are Affiliates and Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P. are Affiliates.

(d)           Purchase for Investment.  Such Investor acknowledges that neither the Convertible Preferred Stock nor the Conversion Securities have been registered under the Securities Act or under any state securities laws.  Such Investor (i) is acquiring the Convertible Preferred Stock, and will acquire the Conversion Securities, if any, pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Convertible Preferred Stock or the Conversion Securities to any Person, (ii) will not sell or otherwise dispose of any of the Convertible Preferred Stock or the Conversion Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Convertible Preferred Stock and the Conversion Securities, and of making an informed investment decision, and (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(e)           Knowledge as to Conditions.  As of the date of this Agreement, such Investor has not been advised by any Governmental Entity that, and has no reasonable basis to believe why, any regulatory approvals, consents or statements of non-objection required or otherwise a condition to the consummation of the transactions contemplated by this Agreement will not be obtained.

(f)            Sufficient Funds.  Such Investor has or will have prior to the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to timely deliver to the Company the purchase price payable hereunder by such Investor.

(g)           Ownership.  As of the close of business on the Business Day immediately preceding the date hereto, such Investor beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) the number of shares of Common Stock set forth next to such Investor’s name on Annex A and, other than as set forth on Annex A hereof, does not beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act) or have the right to vote with respect to any equity securities of the Company.

(h)           No Conflicts.  The execution, delivery and performance by such Investor of this Agreement, the compliance by such Investor with all of the provisions of this Agreement

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and the consummation of the transactions herein contemplated will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (A) its certificate of incorporation or by-laws or other organizational documents, as applicable, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Investor is a party or by which it may be bound, or to which such Investor or any of its properties or assets may be subject, or (ii) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to such Investor or any of its properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on such Investor’s ability to perform its obligations under the Agreement or to consummate the transactions contemplated hereby on a timely basis.

(i)            Brokers and Finders.  Except as disclosed in writing by such Investor to the Company prior to such Investor’s entering into this Agreement (by way of Joinder or otherwise), neither such Investor nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for such Investor, in connection with the transactions contemplated by this Agreement.

(j)            Non-Reliance.  Such Investor is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, except for the representations and warranties by the Company contained in this Agreement.

Section 5.              Deliveries at Closing.

(a)           Company Deliverables.  At the Closing, the Company shall deliver to each Investor the following:

(i)            certificates representing the number of shares of Convertible Preferred Stock to be purchased at the Closing by such Investor as specified in the attached Annex A, against payment of the purchase price therefor by wire transfer of immediately available funds made payable to the order of the Company; and

(ii)           a certificate of a senior officer of the Company on its behalf to the effect that the closing conditions in Section 7(a)(i) and (ii) are met as of the Closing.

(b)           Investor Deliverables.  At the Closing, each Investor shall deliver to the Company the following:

(i)            payment of the Purchase Price in United States dollars by wire transfer of immediately available funds to an account specified in writing by the Company; and

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(ii)           a certificate of a senior officer of each Investor on its behalf to the effect that the closing conditions in Section 7(b)(i) and (ii) are met as of the Closing.

Section 6.              Covenants.

(a)           Public Statements.  Neither the Company nor any Investor shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior consent (which shall not be unreasonably withheld or delayed) of the other; provided, however, that any party may, without the prior consent of the other parties issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of the NASDAQ Stock Market.

(b)           Regulatory Approvals.  Each Investor shall use its reasonable best efforts to obtain, as promptly as practicable, all governmental, quasi-governmental, court or regulatory approvals, consents or statements of non-objection necessary to allow it to acquire the Convertible Preferred Stock and Conversion Securities it will or may acquire or to own or control the Convertible Preferred Stock and Conversion Securities it will or may own or control following the date hereof, including any approvals, consents or statements of non-objection required by any state or federal banking regulatory authority (and in each case taking into account Sections 8(c), 9(g) and 9(h) of the Certificate of Designations).  In performing its obligations under this Section 6(b), each Investor shall cooperate with the Company, shall reasonably consult with the Company concerning all regulatory filings, applications and support materials to the extent not filed prior to the date hereof and shall keep the Company promptly apprised of the status of matters referred to in this Section 6(b).  Without limiting the foregoing, each Institutional Investor and any other Investor intending to rely on a non-control determination from the Federal Reserve Board in order to consummate the transactions contemplated by this Agreement (each, a “Requesting Investor”) agree (i) that it will promptly, and in any event within ten calendar days of this Agreement (or in the case of any Requesting Investor that is an Additional Investor, ten calendar days after such Requesting Investor executes a Joinder) submit to the Federal Reserve Board a request for determination that it shall not be deemed to “control” the Company or any subsidiary of the Company after the Closing for purposes of Sections 3 or 4 of the BHC Act by reason of the purchase of the Convertible Preferred Stock or any Conversion Securities or the consummation of the other transactions contemplated by this Agreement (a “Non-Control Determination”), and (ii) it will provide (and, if and as required by the Federal Reserve Board, will cause any of its general partners, managers, managing members or management companies or other controlling entities, as applicable) customary passivity commitments in connection with its request to obtain such determination.

(c)           Cooperation.  Each Investor and the Company will, and will cause its Affiliates to, cooperate with the other and use reasonable best efforts to take, or cause to be taken, all actions in order to facilitate the successful consummation of the transactions contemplated hereby.  Each Investor and the Company shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other may reasonably request to consummate or implement such transactions or to evidence such events or matters.  In particular, each Investor will use its reasonable best efforts to promptly obtain or submit, and the Company will cooperate as may reasonably be requested

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by such Investor to assist such Investor to promptly obtain or submit, as the case may be, as promptly as practicable, all notices to and, to the extent required by applicable law or regulation, consents, approvals or exemptions from, and assist in any appearances and proceedings before, bank regulatory authorities in connection with the transactions contemplated by this Agreement.  Each Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party (other than a state or federal banking regulatory authority) in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each agrees to act reasonably and as promptly as practicable.  Each such party agrees to keep the other party apprised of the status of matters referred to in this Section 6(c). To the extent permitted by applicable law and to the extent such communications do not contain confidential information, each Investor shall promptly furnish the Company, and the Company shall promptly furnish each Investor, with copies of material written communications received by it or its subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

(d)           Legends.  (i) Each Investor agrees that all certificates or other instruments representing the Convertible Preferred Stock and the Conversion Securities subject to this Agreement will bear a legend substantially to the following effect:

(A)          THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(B)           THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF MAY 6, 2009, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(ii)           Upon request of any Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause clause (A) of the legend to be removed from any certificate for any Convertible Preferred Stock or Conversion Securities held by such Investor to be transferred in accordance with the terms of this Agreement and clause (B) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement.  Each Investor acknowledges that the Convertible Preferred Stock and Conversion Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise

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dispose of any of the Convertible Preferred Stock or the Conversion Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

(e)           Transfer Restrictions.

(i)            For a period of eighteen (18) months following the Closing Date, each Investor shall not sell, transfer, assign or otherwise dispose of any shares of Convertible Preferred Stock or the Conversion Securities.  In addition, any Requesting Investor who intends to sell, transfer, assign or otherwise dispose of, in whole or in part, shares of Convertible Preferred Stock or the Conversion Securities may do so only in accordance with and as permitted by guidance and policies established by the Federal Reserve Board as applicable and in effect at the time of transfer.

(ii)           Notwithstanding the first sentence of Section 6(e)(i), an Investor shall be permitted to transfer any portion or all of its Convertible Preferred Stock or Conversion Securities upon prior written notice to the Company under the following circumstances:

(A)          Transfers to (x) any Affiliate of such Investor that is under common control with such Investor’s ultimate parent, general partner or investment advisor or (y) any limited partner or shareholder of such Investor; provided, that in either case such transfer shall only be permitted prior to the date that is eighteen (18) months following the Closing Date if (I) the transferee executes and delivers a Joinder to the Company and (II) such transfer does not result in the requirement that the transferee register as a bank holding company under the BHC Act with respect to the Bank or the Company (any such transferee shall then be included in the term “Investor”);

(B)           Transfers pursuant to a merger, tender offer, exchange offer or other business combination, an acquisition of substantially all of the assets of the Company or any of its subsidiaries or similar transaction or a change of control involving the Company or any of its subsidiaries; provided, that such transaction has been approved by the Board of Directors; and

(C)           In the event that, as a result of (I) any share repurchases, recapitalizations, redemptions or similar actions by the Company not caused by such Investor or (II) any change in the amount of Convertible Preferred Stock or Conversion Securities held by such Investor resulting from adjustment or exchange provisions or other terms of the Convertible Preferred Stock or Conversion Securities, such Investor reasonably determines, based on the advice of legal counsel and following consultation with the Company and, if the Company reasonably so requests, the Federal Reserve Board, that unless such Investor disposes of all or a portion of its Convertible Preferred Stock or Conversion Securities, it or any of its Affiliates could reasonably be deemed to

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“control” the Company for purposes of the BHC Act or any rules or regulations promulgated thereunder (or any successor provision), then such Investor shall be permitted to transfer that portion of the Convertible Preferred Stock or Conversion Securities reasonably necessary to avoid such control determination; provided, that any such transfer may only be made in the manner described in the second sentence of Section 6(e)(i).

(f)            Conversion Restriction.  No Investor shall convert any shares of Convertible Preferred Stock if such conversion would result in such Investor owning, together with its Affiliates, more than 14.9% (or, in the cases of Castle Creek and Patriot only, 19.9%) of the issued and outstanding shares of Common Stock of the Company after giving effect to such conversion.

(g)           No Change of Control.  The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers and make all appropriate determinations so that the issuance of Convertible Preferred Stock and Conversion Securities to the Investors, collectively, will not trigger a “change of control” or other similar provision in any of the agreements to which the Company or any of its subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any Benefit Plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(h)           Certificate of Designations.  The Company shall file the Certificate of Designations in the form attached to this Agreement as Exhibit A with the Delaware Secretary of State, and such Certificate of Designations shall be in full force and effect as of the Closing Date.

(i)            Access, Information and Confidentiality.

(i)            For so long as any Institutional Investor owns Convertible Preferred Stock convertible into, or Conversion Securities representing, at least 4.9% of the outstanding shares of Common Stock (in each case treating each Conversion Security that is not a share of Common Stock as if it had converted into Common Stock), the Company will (A) permit such Institutional Investor to visit and inspect, at such Institutional Investor’s expense, the properties of the Company and its subsidiaries, to examine the corporate books and to discuss the affairs, finances and accounts of the Company and its subsidiaries with personnel of the Company, all upon reasonable notice and at such reasonable times and as often as such Institutional Investor may reasonably request, and (B) make appropriate officers of the Company and its subsidiaries available periodically and at such times as reasonably requested by such Institutional Investor for consultation with such Institutional Investor or its designated representative with respect to matters relating to the business and affairs of the Company and subsidiaries of the Company. Any investigation pursuant to this Section 6(i) shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any of its subsidiaries to disclose any information to the extent (x) prohibited by applicable law or regulation, (y) that the Company reasonably believes to be competitively sensitive proprietary information (except to the extent such Institutional Investor provides assurances reasonably acceptable to the Company that such information shall not be used by such Institutional Investor

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or its Affiliates to compete with the Company and the subsidiaries of the Company), or (z) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any subsidiary of the Company is a party or would cause a risk of a loss of privilege to the Company or any subsidiary of the Company (provided that the Company shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (z) apply).

(ii)           Each Institutional Investor covenants and agrees to hold all such information obtained under this Section 6(i) in confidence pursuant to the Confidentiality Agreement.

(j)            No Senior Preferred.  While any shares of Convertible Preferred Stock are outstanding and held by any of Castle Creek, Patriot or Relational, or any of their respective Affiliates to whom such shares have been transferred in accordance with Section 6(e)(ii)(A)(x), the Company shall not issue any Senior Securities (as defined in the Certificate of Designations) without the prior written consent of each such Investor that then owns shares of Convertible Preferred Stock.

(k)           Passivity and Standstill.

(i)            Each Investor and any Person who becomes an Investor as contemplated by Section 6(e)(ii)(A)(x) and who is required to enter into a passivity commitment with the Federal Reserve Board hereby agrees with the Company that it shall not, directly or indirectly, from the Closing Date and until the earlier of (1) the fifth anniversary of the Closing Date and (2) the first to occur of either (i) the date on which Patriot receives approval as required from any regulatory authority to acquire shares of Common Stock, or securities convertible into or exchangeable for Common Stock, that would result in Patriot (together with its Affiliates) having beneficial ownership of in excess of 19.9% of the then outstanding shares of Common Stock after giving effect to such transaction or (ii) the date on which Relational receives approval as required from any regulatory authority to acquire shares of Common Stock, or securities convertible into or exchangeable for Common Stock, that would result in Relational (together with its Affiliates) having beneficial ownership of in excess of 14.9% of the then outstanding shares of Common Stock after giving effect to such transaction (the “Termination Date”), take any action that would be prohibited under the passivity commitments contained in Exhibit C hereto.

(ii)           Each Institutional Investor and any Person who becomes an Investor as contemplated by Section 6(e)(ii)(A)(x) hereby agrees with the Company that it shall not, directly or indirectly, from the Closing Date and until the Termination Date purchase or otherwise acquire ownership of any shares of Common Stock, or securities convertible into or exchangeable for Common Stock, that would result in such Person (together with its Affiliates) having beneficial ownership of in excess of 14.9% (or, in the case of Patriot only, 19.9%) of the then outstanding shares of Common Stock after giving effect to such transaction.

(l)            Certain Transactions.  The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes

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the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

(m)          Tax Treatment.  The Company shall not treat the Convertible Preferred Stock as “preferred stock” for purposes of Section 305 of the Code (and any similar provision of state or local Tax law), shall prepare and file all of its Tax Returns on a basis consistent with such treatment, and shall take no action and cause Persons under its control to take no position inconsistent with such treatment for Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313 of the Code.

Section 7.              Conditions to Closing.

(a)           The respective obligations of each Investor to severally consummate the purchase of the shares of Convertible Preferred Stock at the Closing as contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)            The representations and warranties of the Company in Section 3 shall be true and correct as of the date hereof and at and as of the Closing Date as if made on such date, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7(a)(i) shall be deemed to have been satisfied other than with respect to Section 3(q)(iii) even if any representations and warranties of the Company are not so true and correct (without giving effect to any materiality or Material Adverse Effect or similar qualifier set forth therein) unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(ii)           The Company shall have complied in all material respects with its obligations hereunder that are required to be complied with at or prior to the Closing.

(iii)          No judgment, injunction, decree or other legal restraint shall prohibit or enjoin the consummation of the transactions contemplated by this Agreement.

(iv)          Such Investor shall have obtained all necessary regulatory approvals applicable to it or, in the case of a Requesting Investor, such Requesting Investor shall have received written confirmation from the Federal Reserve Board of its Non-Control Determination as to such Requesting Investor; provided, however, that no such regulatory approval or Non-Control Determination shall (A) impose any condition or requirement that would reasonably be expected to be materially burdensome to the Investor (including any material constraints or restrictions on the Requesting Investor’s current business or investments but excluding, for the avoidance of doubt, any passivity commitments required as contemplated by Section 6(b)(ii)), or (B) impose any restraint or condition on any limited partner of the Requesting Investor (including a requirement to file any application or notice under the BHC Act, the Change in Bank Control Act or any other federal or state banking law) (each a “Burdensome Condition”); and provided further that the imposition of a Burdensome Condition in connection with a regulatory approval or Non-Control Determination shall constitute a denial of such regulatory approval or Non-Control Determination and such regulatory approval or Non-Control

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Determination shall be deemed not received for all purposes in this Agreement, including but not limited to Section 8(c).

(v)           The Company shall simultaneously issue and deliver at such Closing to Investors hereunder in the aggregate at least 50,000 shares of Convertible Preferred Stock against payment of an aggregate Purchase Price of at least $50 million and no more than 60,000 shares of Convertible Preferred Stock against payment of an aggregate Purchase Price of no more than $60 million.

(vi)          The Company shall have obtained the Stockholder Approval described in clause (i) of Section 9(e).

(vii)         From the date hereof until the Closing Date, John M. Eggemeyer shall continue to serve as the Chairman of the Board of Directors and Daniel M. Quinn shall continue to serve as the President and Chief Executive Officer of the Company, and neither person shall have announced their intention to resign from such position.

(b)           The obligations of the Company to consummate the sale of the shares of Convertible Preferred Stock with respect to each Investor at the Closing as contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i)            The representations and warranties of such Investor in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date, except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date.

(ii)           Such Investor shall have complied in all material respects with its obligations hereunder that are required to be complied with at or prior to the Closing.

(iii)          No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the transactions contemplated by this Agreement.

(iv)          Such Investor shall have obtained all necessary regulatory approvals applicable to it and, in the case of a Requesting Investor only, such Requesting Investor shall have received written confirmation from the Federal Reserve Board of its Non-Control Determination as to such Requesting Investor.

(v)           The Company shall have obtained the Stockholder Approval described in clause (i) of Section 9(e).

Section 8.              Termination.

(a)           This Agreement may be terminated at any time prior to the Closing Date by the Company on the one hand or any of the Investors on the other hand, by written notice to the other if there is a material breach of this Agreement by the other party such that Section 7(a) (in the case of a breach by the Company) or Section 7(b) (in the case of breach by an Investor)

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would not be satisfied and such breach or condition is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by the non-breaching party to the breaching party.

(b)                                 This Agreement may be terminated at any time prior to the Closing Date by the Company on the one hand or any of the Investors on the other hand by written notice thereof to the other at any time following the date that is 180 days from the date hereof if the Closing shall not have occurred on or prior to such date; provided, however, that the right to terminate this Agreement pursuant to this Section 8(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

(c)                                  If an Investor or any of such Investor’s Affiliates receives written notice from or is otherwise advised by a Governmental Entity that it will not grant (or intends to rescind or revoke if previously approved) any regulatory approval or receives written notice from such Governmental Entity that it will not grant such regulatory approval on the terms contemplated by this Agreement or, in the case of a Requesting Investor, such Requesting Investor receives written notice from or is otherwise advised by the Federal Reserve Board that it will not grant a Non-Control Determination, then this Agreement as between the Company and such Investor may be terminated by the Company or such Investor by written notice to the other; provided, that the termination right provided in this Section 8(c) shall not be available to any party who shall have breached its obligations under this Agreement in any manner that shall have proximately contributed to such approval or Non-Control Determination not to be obtained.

(d)                                 In the event of any termination of this Agreement as between the Company and any Investor as provided in Sections 8(a), (b) or (c), this Agreement (other than Sections 6(i)(ii), 8, 11, 12, 13, 14, 15, 16, 17, 18, 19 and 25 which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect as between the Company and such Investor; provided, that nothing herein shall relieve any party from liability for a prior willful material breach of this Agreement.

Section 9.                                            Additional Covenants.

(a)                                  Governance Matters.

(i)                                     Upon the written request of an Institutional Investor, the Company will, concurrently with the Closing or thereafter in case of a later request, cause one person nominated by such Institutional Investor (with respect to each Institutional Investor so requesting, a “Board Representative”) to be elected or appointed to the Board of Directors, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Compensation, Nominating and Governance Committee of the Board of Directors (such approval not to be unreasonably withheld or delayed).  After such appointment or election of a Board Representative, so long as the Institutional Investor that nominated such Board Representative beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) Convertible Preferred Stock convertible into at least 4.9% of the outstanding shares of Common Stock or 4.9% of the outstanding shares of Common Stock whether acquired upon conversion of the Convertible

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Preferred Stock or otherwise (and treating each Conversion Security that is not a share of Common Stock as if it had converted into Common Stock), the Company will be required to recommend to its stockholders the election of the Board Representative at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Compensation, Nominating and Governance Committee of the Board of Directors (such approval not to be unreasonably withheld or delayed).  If such Institutional Investor no longer beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) the minimum number of shares of the Convertible Preferred Stock or the Common Stock specified in the prior sentence, such Institutional Investor will have no further rights under this Section 9(a), and, at the written request of the Board of Directors, shall use all reasonable best efforts to cause its Board Representative to resign from the Board of Directors as promptly as possible thereafter.

(ii)                                  Any Board Representative (including any successor nominee) duly selected in accordance with Section 9(a)(i) shall, subject to applicable law, be the Company’s and the Company’s Compensation, Nominating and Governance Committee’s nominee to serve on the Board of Directors.  The Company shall use all reasonable best efforts to have the Board Representative elected as a director of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors.

(iii)                               For only so long as any Institutional Investor has the right to nominate a Board Representative pursuant to Section 9(a)(i), such Institutional Investor shall have the power to designate the Board Representative’s replacement upon the death, resignation, retirement, disqualification or removal from office of such director.  The Board of Directors will use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Compensation, Nominating and Governance Committee’s nominee to serve on the Board of Directors, using all reasonable best efforts to have such person elected as director of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

(iv)                              Any Board Representative shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and each Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors.  The Company shall notify each Board Representative of all regular and special meetings of the Board of Directors and shall notify each Board Representative of all regular and special meetings of any committee of the Board of Directors of which the Board Representative is a member in accordance with the Company’s by-laws as then in effect.  The Company shall provide each Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.

(v)                                 At all times when any Institutional Investor has the right to a Board Representative as provided in Section 9(a)(i), upon the written request of such Institutional

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Investor and in lieu of such Institutional Investor’s nomination of a Board Representative, such Institutional Investor may appoint one individual to attend all meetings of the Board of Directors and all committees thereof (the “Observer”) and pursuant to subsection (vi) hereof the board of directors of the Bank and all committees thereof, which individual shall be reasonably acceptable to the Board of Directors (such approval not to be unreasonably withheld or delayed); provided that the appointment by an Institutional Investor of an Observer shall not prevent such Institutional Investor from nominating a Board Representative in lieu of an Observer at a future time.  No Observer shall have any right to vote on any matter presented to the Board of Directors or any committee thereof.  The Company shall give each Observer written notice of each meeting thereof at the same time and in the same manner as the members of the Board of Directors, shall provide each Observer with all written materials and other information given to members of the Board of Directors at the same time such materials and information are given to the members of the Board of Directors and shall permit each Observer to attend as an observer at all meetings thereof, and in the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to such Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents; provided, however, that (A) any Observer may be excluded from executive sessions comprised solely of independent directors by the lead or presiding independent director if, in his good faith judgment, such exclusion is to facilitate candid discussion of particularly sensitive matters (it being understood that it is not expected that Observers would be excluded from routine executive sessions), (B) the Company or the Board of Directors shall have the right to withhold any information and to exclude any Observer from any meeting or portion thereof (1) if doing so is, in the reasonable good faith judgment of the Company, after consultation with counsel, advisable or necessary to protect the attorney-client privilege between the Company and counsel or (2) if the Board of Directors reasonably determines in good faith, after consultation with counsel, that attendance by such Observer would conflict with fiduciary requirements under applicable law and (C) such Institutional Investor shall cause its Observer to agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to such Observer.  Each Institutional Investor covenants and agrees to hold all such information obtained from its Observer as provided in the prior sentence in confidence pursuant to the Confidentiality Agreement.

(vi)                              So long as any Institutional Investor has the right to appoint a Board Representative pursuant to Section 9(a)(i), such Institutional Investor shall have the right to either nominate one person (the “Bank Board Representative”) to be elected or appointed as director to the board of directors of the Bank (the “Bank Board”) or to appoint one person to attend all meetings of the Bank Board and all committees thereof as an observer (the “Bank Board Observer”); provided that the appointment by an Institutional Investor of a Bank Board Observer shall not prevent such Institutional Investor from nominating a Bank Board Representative in lieu of a Bank Board Observer at a future time.  The obligations of the Company otherwise with respect to, and the conditions on the appointment and, if applicable, directorship of, the Bank Board Representative and the Bank Board Observer shall be substantially the same as those with respect to or applicable to the Board Representative and Observer, respectively.

(vii)                           The rights provided by this Section 9(a) are personal to each Institutional Investor and in no event shall such rights be assignable.

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(b)                                 Reservation for Issuance.  The Company shall at all times reserve and keep available, out of its authorized but unissued Conversion Securities, solely for the purpose of effecting the conversion of shares of the Convertible Preferred Stock, the full number of Conversion Securities issuable upon the conversion of all the shares of the Convertible Preferred Stock from time to time outstanding.

(c)                                  Indemnification.

(i)                                     The Company agrees to indemnify, defend and hold harmless each Investor and its Affiliates and each of their respective officers, directors, partners, members and employees, and each Person who controls such Investor within the meaning of the Exchange Act and the regulations thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties in this Agreement, (2) any breach of agreements or covenants in this Agreement (other than any Losses to the extent attributable to the acts, errors or omissions on the part of such Investor), and (3) any action, suit, claim, proceeding or investigation by any Governmental Entity, stockholder of the Company or any other person (other than the Company) relating to this Agreement or the transactions contemplated hereby (other than any Losses to the extent attributable to the acts, errors or omissions on the part of such Investor).

(ii)                                  Each Investor agrees to indemnify and hold harmless the Company and its Affiliates and each of their respective officers, directors, partners, members and employees, and each Person who controls the Company within the meaning of the Exchange Act and the regulations thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of such Investor’s representations or warranties in this Agreement, and (2) any breach of such Investor’s agreements or covenants in this Agreement (other than any Losses to the extent attributable to the acts, errors or omissions on the part of the Company).

(iii)                               A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9(c) unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party.  Such notice shall describe in reasonable detail such claim.  In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of

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the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions).  If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold or delay its consent.  The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(iv)                              The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 9(c)(i)(1), (1) with respect to any claim for indemnification if the amount of Losses with respect to such claim (including a series of related claims) are less than $50,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim”) and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (including De Minimis Claims) pursuant to Section 9(c)(i)(1) exceed $500,000 (the “Deductible”), in which event the Company shall be responsible for only the amount of such Losses in excess of the Deductible.  No Investor shall be required to indemnify the Indemnified Parties pursuant to Section 9(c)(ii)(1), (1) with respect to any De Minimis Claim and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (including De Minimis Claims) pursuant to Section 9(c)(ii)(1) exceed the Deductible, in which event such Investor shall be responsible for only the amount of such Losses in excess of the Deductible.  The cumulative indemnification obligation of (1) the Company to each Investor and all of the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) such Investor or (2) an Investor to the Company and the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) the Company, in each case for inaccuracies in or breaches of representations and warranties, shall in no event exceed the Purchase Price for such Investor.

(v)                                 Any claim for indemnification pursuant to Section 9(c)(i)(1) or 9(c)(ii)(1) for breach of any representation or warranty can only be brought on or prior to the date that is twelve (12) months after the Closing Date; provided that if notice of a claim for indemnification pursuant to Section 9(c)(i)(1) or 9(c)(ii)(1) for breach of any representation or warranty is brought prior to such date, then the obligation to indemnify in respect of such breach shall survive as to such claim, until such claim has been finally resolved.

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(vi)                              The indemnity provided for in this Section 9(c) shall be the sole and exclusive remedy of the Indemnified Parties after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud by any other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.

(vii)                           Any indemnification payments pursuant to this Section 9(c) shall be treated as an adjustment to the Purchase Price for the Convertible Preferred Stock for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

(d)                                 Exchange Listing.  The Company shall promptly use its reasonable best efforts to cause the shares of Common Stock reserved for issuance pursuant to the conversion of the shares of the Convertible Preferred Stock to be approved for listing on the NASDAQ Stock Market or other national securities exchange that, at such time, is the Company’s primary listing exchange as promptly as practicable.

(e)                                  Stockholder Meeting.  The Company shall call a special meeting of its stockholders, as promptly as reasonably practicable following the date hereof, to approve (i) the conversion of the shares of the Convertible Preferred Stock and the Series B Preferred Stock, subject to the limitations set forth below, into Common Stock at the Conversion Price, including any adjustments thereto, pursuant to the terms specified in the Certificate of Designations; and (ii) an amendment to the Certificate of Incorporation authorizing the creation of a separate series or class of common stock identical in all respects to the Common Stock provided that such series or class shall expressly state that it has no voting rights and for conversion of such shares of non-voting Common Stock into shares of Common Stock upon transfer to any Person other than Castle Creek, Patriot or Relational or one of their respective Affiliates on a share for share basis (subject to customary anti-dilution adjustments) (such approvals collectively, the “Stockholder Approval”).  The Board of Directors, to the extent it is consistent with their fiduciary duties, shall recommend to the Company’s stockholders that such stockholders vote in favor of the proposals required by this Section 9(e).  In connection with such meeting, the Company shall promptly, but in any event no later than 30 days after the date hereof, prepare and file with the Commission a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the Commission or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders as soon as practicable after clearance thereof by the Commission staff, and, subject to the fiduciary duties of the Board of Directors, shall use its reasonable best efforts to solicit proxies for such Stockholder Approval.  No filing of, or amendment or supplement to, or correspondence with the Commission or its staff with respect to, the proxy statement will be made by the Company without providing the Investors a reasonable opportunity to review and comment thereon (provided that this sentence shall not apply to any current or periodic report filed by the Company under the Exchange Act). As soon as reasonably practicable following the date hereof, the Company, Castle Creek, Patriot and Relational shall negotiate in good faith and agree upon the form of amendment to the

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Certificate of Incorporation to give effect to clause (ii) above and, in the event that Stockholder Approval of such amendment is not obtained at the special meeting of stockholders, a form of Certificate of Designations with respect to a Series B preferred stock of the Company that shall provide (w) expressly that such Series B preferred stock has no voting rights; (x) for participation by the holders of such Series B preferred stock together with the holders of Common Stock in any dividend declared with respect to the Common Stock or any distribution upon liquidation, winding-up or dissolution of the Company; (y) to the extent the parties reasonably determine that a preference right is required under the DGCL, for a liquidation preference of no more than $0.01 per share; and (z) for conversion of such shares of Series B preferred stock into shares of Common Stock upon transfer to any Person other than Castle Creek, Patriot or Relational or one of their respective Affiliates on a share-for-share basis (subject to customary anti-dilution adjustments).  In the event that the Stockholder Approval of the amendment to the Certificate of Incorporation contemplated by clause (ii) above is not obtained at the special meeting of stockholders, the Company shall promptly thereafter file with the Delaware Secretary of State the Certificate of Designations contemplated by the immediately preceding sentence.

Section 10.                                      Registration Rights.

(a)                                  Registration.

(i)                                     Subject to the terms and conditions of this Agreement, the Company covenants and agrees that no later than the date that is six months after the initial Closing Date, the Company shall have prepared and filed with the Commission a Shelf Registration Statement covering all Registrable Securities, and, to the extent the Shelf Registration Statement has not theretofore been declared effective, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective not later than the date that is one year after the initial Closing Date and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires).  If the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the Commission, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.

(ii)                                  Any registration pursuant to this Section 10 shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If any Investor or any other Holder to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering (a “Registration Demand”) it shall promptly so advise the Company in writing and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 10(c)(iii); provided, that the Holders collectively will not be entitled to initiate more than two such Registration Demands, and the Company will not be obligated to facilitate an underwritten

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offering of Registrable Securities unless the expected gross proceeds from such offering exceed $7,500,000.  The managing underwriters in any such offering shall be selected by the holders of a majority of the Registrable Securities to be distributed.

(iii)                               The Company shall not be required to effect a registration or a resale of Registrable Securities from an effective Shelf Registration Statement pursuant to this Section 10 (it being understood that the obligation to file and cause the Shelf Registration to become and remain effective shall remain in effect and shall not be affected by this paragraph (iii)): (1) with respect to any Registrable Securities that cannot be sold under a registration statement as a result of the transfer restrictions set forth herein; (2) with respect to securities that are not Registrable Securities; (3) during any Scheduled Black-out Period; or (4) if the Company has notified the Investors that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its stockholders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration; provided, that the Company’s right to delay or otherwise not effect a registration pursuant to clauses (3) or (4) shall be exercised by the Company (A) to the extent the Company has extended registration rights to holders of similar securities, only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against such holders and (B) not more than twice in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

(iv)                              In addition to the provisions contained in Sections 10(a)(ii), if the Company shall at any time after the expiration of transfer restrictions set forth herein seek to register under the Securities Act for sale to the public in an underwritten offering any of its equity securities (other than a registration on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes), whether for its own account or for the account of the Company’s stockholders, and if the form of registration statement proposed to be used may be used for the registration of Registrable Securities, on each such occasion it shall promptly furnish each Holder with prior written notice thereof (but in no event less than five Business Days prior to the anticipated filing date).  At the written request of any Holder, given (i) at a time when such Holder beneficially owns 5% or more of the outstanding shares of Common Stock or 5% or more of the outstanding shares of Convertible Preferred Stock and (ii) within five days after the receipt of such notice, to register any of such Holder’s Registrable Securities, the Company will cause such Registrable Securities, for which registration shall have been requested, to be included in such registration statement in an amount so as to permit the sale or other disposition by such Holder as part of such underwritten public offering of such Registrable Securities as are registered, provided, that if the managing underwriter shall advise the Company in writing that, in its opinion, the number of securities requested and otherwise proposed to be included in such offering exceeds the number that can be sold without adversely affecting the marketability of the offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering, first, the securities the Company or its stockholders propose to sell in such registration and second, the Registrable Securities of any Holders that are requested to be included in such registration, pro rata on the basis of the aggregate number of securities owned by each such Holder, which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above.  In the event of a registration pursuant to this Section 10(a)(iv), the right of any Holder to registration shall be conditioned upon such Holder’s completion and execution of all questionnaires, powers

33

of attorney, indemnities, lock-up letters, underwriting agreements and other documents and requests for information required under the terms of such underwriting arrangements.

(b)                                 Expenses.  All expenses incurred by the Company in complying with this Section 10, including all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company and the Holders, fees of the Financial Industry Regulatory Authority, listing or quotation fees, and fees of transfer agents and registrars, shall be borne in full by the Company.  Each Holder shall be responsible for all of its expenses, including fees and disbursements of its counsel and underwriting commissions, transfer taxes, discounts and fees with respect to Registrable Securities.

(c)                                  Obligations of the Company. Whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective registration statement, the Company shall, as expeditiously as practicable:

(i)                                     Prepare and file with the Commission a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, subject to Section 10(d), keep such registration statement effective or such prospectus supplement current;

(ii)                                  Prepare and file with the Commission such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)                               Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them;

(iv)                              Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(v)                                 Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact

34

or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(vi)                              Give written notice to the Holders:

(A)                              when any registration statement filed pursuant to Section 10(a) or any amendment thereto has been filed with the Commission and when such registration statement or any post-effective amendment thereto has become effective;

(B)                                of the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(C)                                of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(D)                               of any request by the Commission for amendments or supplements to any registration statement or the prospectus included therein or for additional information; and

(E)                                 of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

(vii)                           Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 10(c)(vi)(B) at the earliest practicable time;

(viii)                        Upon the occurrence of any event contemplated by Section 10(c)(v) or Section 10(c)(vi)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 10(c)(v) or Section 10(c)(vi)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession.  The total number of days that any such suspension may be in effect in any one-year period shall not exceed 90 days;

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(ix)                                With respect to any underwritten offering effected pursuant to the terms of this Section 10, enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to use reasonable best efforts to expedite or facilitate the underwritten disposition of such Registrable Securities, including (A) making such representations and warranties to the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested; (B) using its commercially reasonable best efforts to furnish underwriters opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings; (C) using its commercially reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters; (D) agreeing to such indemnification provisions and procedures as are customary in underwritten offerings; and (E) delivering such documents and certificates as may be reasonably requested by the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

(x)                                   Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such registration statement;

(xi)                                If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request; and

(xii)                             Cause all such Registrable Securities (other than Preferred Stock and non-voting Common Stock) to be listed on the NASDAQ Stock Market or such other securities exchange on which similar securities issued by the Company are then listed other than Preferred Stock and non-voting Common Stock.

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(d)                                 Suspension of Sales. During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period or until the Investors and/or such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed. The total number of days that any such suspension may be in effect in any one-year period shall not exceed 90 days.

(e)                                  Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f)                                    Furnishing Information; “Market Stand-Off” Agreement.

(i)                                     Neither the Investors nor any Holder shall use any “free writing prospectus” (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(ii)                                  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 10(c) that the Investors and/or the other selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(iii)                               Each Investor and each Holder hereby agrees: (A) that it shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company held by it (other than those included in the registration) for a period specified by the representatives of the underwriters of the common equity or equity-related securities not to exceed a period beginning ten days prior to and ending 90 days following the effective date of any firm commitment underwritten registered sale of common equity securities of the Company or any securities convertible into or exchangeable or exercisable for any common equity securities of the Company by the Company for the Company’s own account in which the Company gave Investor an opportunity to participate in accordance with Section 10(a)(iv); provided, that the executive officers and directors of the Company enter into similar agreements and only if such persons remain subject thereto (and are not released from such agreement) for such period; and (B) to execute and deliver such other agreements as may be reasonably requested by the Company or the representatives of the underwriters which are consistent with the foregoing obligation in Section 10(f) or which are necessary to give further effect thereto.  Notwithstanding anything to the contrary in this Section 10(f)(iii), nothing herein will prevent any such Investor or Holder from making any distribution of Registrable Securities to the partners or shareholders thereof or

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a transfer to an Affiliate that is otherwise in compliance with applicable securities laws and Section 6(e)(ii)(A).

(g)                                 Indemnification.

(i)                                     The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (a “Registration Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Registration Indemnitee in any such case to the extent that any such Loss is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Registration Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Registration Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or (ii) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(ii)                                  Each Investor agrees to indemnify the Company and its officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls the Company within the meaning of the Securities Act (a “Company Registration Indemnitee”) against any and all Losses, joint or several, arising out of or based (i) any untrue statement or omission made in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Investor (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Investor or its plan of distribution or ownership interests which was furnished in writing to the Company by such Investor for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or (ii) offers or sales effected by or on behalf of such Investor “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company; provided, however, that the total amounts payable in

38

indemnity by an Investor under this Section in respect of any Losses shall not exceed the net proceeds received by such Investor in the registered offering out of which such Losses arise.

(iii)                               If the indemnification provided for in Section 10(g)(i) is unavailable to a Registration Indemnitee with respect to any Losses referred to therein or is insufficient to hold the Registration Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Registration Indemnitee, shall contribute to the amount paid or payable by such Registration Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Registration Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Registration Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Registration Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 10(g)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(g)(i). No Registration Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(iv)                              If the indemnification provided for in Section 10(g)(ii) is unavailable to the Company Registration Indemnitee with respect to any Losses referred to therein or is insufficient to hold the Company Registration Indemnitee harmless as contemplated therein, then any such Investor who would have been required to Indemnify the Company under Section 10(g)(ii), in lieu of indemnifying the Company Registration Indemnitee, shall contribute to the amount paid or payable by such Company Registration Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such Investor, on the one hand, and the Company Registration Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations; provided, however, that the total amounts payable in contribution by an Investor under this Section in respect of any Losses shall not exceed the net proceeds received by such Investor in the registered offering out of which such Losses arise. The relative fault of such Investor, on the one hand, and of the Company Registration Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by such Investor or by the Company Registration Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; such Investor and each Company Registration Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 10(g)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(g)(ii). No Company Registration Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from such Investor if the Company Registration Indemnitee was not guilty of such fraudulent misrepresentation.

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(h)                                 Assignment of Registration Rights. The rights of each Investor with respect to the registration of Registrable Securities pursuant to Section 10 may be assigned by such Investor in connection with a transfer of shares of Common Stock representing at least 3% of the Company’s then outstanding shares of Common Stock (or shares of Convertible Preferred Stock representing at least 3% of the Company’s then outstanding shares of Common Stock, giving effect to the conversion thereof and treating each Conversion Security that is not a share of Common Stock as if it had converted into Common Stock); provided, however, that the Company shall have no obligations with respect to such transferee or assignee until such time as such Investor or such transferee or assignee shall have furnished to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that were assigned.

(i)                                     Rule 144 Reporting. With a view to making available to the Investors and other Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i)                                     make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(ii)                                  (A) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act and (B) if at any time the Company is not required to file such reports, make available, upon request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) under the Securities Act); and

(iii)                               so long as an Investor or any other Holder owns any Registrable Securities, furnish to any such Investor or such Holder promptly upon written request: a written statement by the Company as to its compliance with the reporting requirements of (A) Rule 144 under the Securities Act and (B) the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Investor or such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

Section 11.                                      Survival.  The representations and warranties of the Company contained in this Agreement or in any certificate delivered hereunder shall survive the Closing only for the period set forth in Section 9(c) (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period in accordance with the terms of this Agreement), and thereafter each representation and warranty shall expire and have no further force and effect.

Section 12.                                      Notices.  All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt

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requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

(a)		if to the Company, at:

Guaranty Bancorp
1331 17th Street Suite 300
Denver, CO 80202-1566
Attention: Paul Taylor
Facsimile: (303) 675-1179

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, CA 90067
Attention: Patrick S. Brown, Esq.
Facsimile: (310) 712-8800

(b)		if to the Investors, at the addresses designated in Annex A

with a copy in the case of Patriot (which shall not constitute notice) to:

Elias, Matz, Tiernan & Herrick L.L.P.
734 15th Street, N.W., 11th Floor
Washington, D.C. 20005
	Attention:	Raymond A. Tiernan, Esq.
Philip R. Bevan, Esq.
Facsimile: (202) 347-2172

with a copy in the case of Relational (which copy shall not constitute notice) to:

Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
Attention: Craig M. Garner, Esq.
Facsimile: (858) 523-5450

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 12.  If notice is given pursuant to this Section 12 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or permitted assign of such party.

Section 13.                                      Assignment.  This Agreement shall not be assigned by operation of law or otherwise, except that each Investor may assign all or any portion of its rights under this

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Agreement to any of its Affiliates under common control with such Investor’s ultimate parent, general partner or investment advisor; provided, that any such assignment shall not relieve such Investor of any liability or other obligation under this Agreement; provided further, that nothing in this Section 13 shall interfere with the right of such Investor to assign its registration rights in accordance with Section 10(b).  This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

Section 14.                                      Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior written and prior or contemporaneous oral agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 15.                                      Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to conflicts of law principles or other principles that would require the application of any other law.

Section 16.                                      Severability.  If any provision of this Agreement or the application thereof to any Person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 17.                                      Expenses.  With respect to any Institutional Investor, in the event (i) the Closing occurs, or (ii) the transactions contemplated hereof with respect to such Institutional Investor are not consummated other than due to a breach by such Institutional Investor of any of its obligations under this Agreement or the failure of such Institutional Investor to receive a Non-Control Determination from the Federal Reserve Board, the Company will reimburse such Institutional Investor for its reasonable documented out-of-pocket expenses incurred in connection with its due diligence and the preparation and negotiation of this Agreement and the transactions contemplated thereby including, but not limited to, the reasonable fees and expenses of counsel incurred by such Institutional Investor and its Affiliates in connection with the transactions contemplated hereby; provided, that the Company shall not be obligated to reimburse either Institutional Investor for amounts in excess of $170,000.

Section 18.                                      Disclosure Schedule.  The parties agree that the disclosure of any item in any section or subsection of the Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent.

Section 19.                                      Several and Not Joint Obligations.  For the avoidance of doubt, the obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible for the performance of the obligations of any other Investor under this Agreement.  Each Investor shall be entitled to independently

42

enforce its rights under this Agreement and the Company shall be entitled to independently enforce its rights under this Agreement with respect to each Investor.

Section 20.                                    Construction.  The following principles shall apply:

(a)                                  the word “or” will not be exclusive;

(b)                                 inclusion of items in a list will not be deemed to exclude other terms of similar import;

(c)                                  all parties will be considered to have drafted this Agreement together, with the benefit of counsel, and no provision will be strictly construed against any Person by reason of having drafted such provision;

(d)                                 the word “include” and its correlatives means to include without limitation;

(e)                                  terms that imply gender will include all genders;

(f)                                    defined terms will have their meanings in the plural and singular case;

(g)                                 references to Sections, Articles, Annexes and Exhibits are to the Sections, Articles, Annexes and Exhibits to this Agreement;

(h)                                 the use of “will” as an auxiliary will not be deemed to be a mere prediction of future occurrences; and

(i)                                     the headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

Section 21.                                      Counterparts and Facsimiles.  For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 22.                                      [Intentionally Reserved.]

Section 23.                                      Joinder.  This Agreement contemplates that additional Persons may execute a Joinder subsequent to the date hereof and become Additional Investors.  The terms of this Agreement shall be binding upon each Additional Investor as of the date on which such Additional Investor executes a Joinder and delivers it to the Company.

Section 24.                                      Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

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Section 25.                                      Amendment; Waiver.  No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.  No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized representative of the waiving party that makes express reference to the provision or provisions subject to such waiver.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Guaranty Bancorp

By:	/s/ Daniel M. Quinn

Name:	Daniel M. Quinn

Title:	Chief Executive Officer

Patriot Financial Partners, L.P.

By:	/s/ W. Kirk Wycoff

Name:	W. Kirk Wycoff

Title:	Managing Partner

Patriot Financial Partners Parallel, L.P.

By:	/s/ W. Kirk Wycoff

Name:	W. Kirk Wycoff

Title:	Managing Partner

Castle Creek Capital Partners III, L.P.

By:	/s/ John Eggemeyer

Name:	John Eggemeyer

Title:	Managing Member

Investment Agreement

Relational Investors Mid-Cap Fund I, L.P.

By:	/s/ David H. Batchelder

Name:	David H. Batchelder

Title:	Principal

Relational Investors Mid-Cap Fund II, L.P.

By:	/s/ David H. Batchelder

Name:	David H. Batchelder

Title:	Principal

Investment Agreement

ANNEX A

SCHEDULE OF INVESTORS

NAME OF INVESTOR	ADDRESS OF INVESTOR	NUMBER OF SHARES OF COMMON STOCK CURRENTLY HELD	NUMBER OF SHARES OF CONVERTIBLE PREFERRED STOCK TO BE PURCHASED	AGGREGATE PURCHASE PRICE

Castle Creek Capital Partners III, L.P.	P.O. Box 1329 Rancho Santa Fe, California 92067	2,644,963	10,000	$10,000,000

Patriot Financial Partners, L.P.	Cira Centre 2929 Arch Street, 27th Floor Philadelphia, Pennsylvania 19104-2868	0	17,054	$17,054,000

Patriot Financial Partners Parallel, L.P.	Cira Centre 2929 Arch Street, 27th Floor Philadelphia, Pennsylvania 19104-2868	0	2,946	$2,946,000

Relational Investors Mid-Cap Fund I, L.P.	12400 High Bluff Drive Suite 600 San Diego, California 92130	0	10,000	$10,000,000

Relational Investors Mid-Cap Fund II, L.P.	12400 High Bluff Drive Suite 600 San Diego, California 92130	0	10,000	$10,000,000

A-1

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATIONS FOR
SERIES A CONVERTIBLE NON-CUMULATIVE PREFERRED STOCK
OF GUARANTY BANCORP

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

Guaranty Bancorp (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon its Board of Directors by the Company’s Amended and Restated Certificate of Incorporation, and pursuant to the provisions of Section 151 of the DGCL, its Board of Directors, at a meeting duly called and held on [•], 2009, duly approved and adopted the following resolution:

RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of Series A Convertible Preferred Stock, par value $0.001 per share, with a stated value of $1,000 per share, consisting of up to [•] shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions that are set forth in the Company’s Amended and Restated Certificate of Incorporation and in this Resolution as follows:

Section 1.               Designation.  There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series A Convertible Non-Cumulative Preferred Stock” (the “Series A Preferred Stock”).  The number of shares constituting such series shall be not more than [•].  Such series shall have a par value per share of $0.001.

Section 2.               Definitions.  The following terms have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.

“Applicable Regulatory Approval” means, with respect to a particular Holder, all governmental, quasi-governmental, court or regulatory approvals, consents or statements of non-objection necessary to allow such Holder to acquire the shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by it or to own or control such shares of

Common Stock (taking into account Section 8(c), Section 9(g) and Section 9(h)) and the expiration or earlier termination of any required waiting period, including any approvals, consents or statements of non-objection required by any state or federal banking regulatory authority.

“Board of Directors” means the board of directors of the Company or, with respect to any action to be taken by such board of directors, any committee of the board of directors duly authorized to take such action.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks are required or permitted by law or executive order to be closed in the State of New York or Colorado.

“Castle Creek” means Castle Creek Capital Partners III, L.P.

“Certificate of Designations” means this Certificate of Designations of the Series A Preferred Stock.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended prior to the Issue Date and as amended by this Certificate of Designations and as may be further amended.

“Closing Price” of the Common Stock (or any other securities, cash or other property into which the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) on any Trading Day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date as reported by the NASDAQ Stock Market, or, if the Common Stock (or such other property) is not listed on the NASDAQ Stock Market, then as reported by the principal national securities exchange on which the Common Stock (or such other property) is listed, or if the Common Stock (or such other property) is not so listed or quoted on a U.S. national securities exchange, or, if no closing price for the Common Stock (or such property) is so reported, the last quoted bid price for the Common Stock (or such property) in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock (or such property) on that date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. For the purposes of this Certificate of Designations, all references herein to the closing sale price and the last sale price reported of the Common Stock (or other property) on the NASDAQ Stock Market shall be the closing sale price and last reported sale price as reflected on the website of the NASDAQ Stock Market (www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the NASDAQ Stock Market and as reported by Bloomberg Professional Service, the closing sale price and the last reported sale price on the website of the NASDAQ Stock Market shall govern.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company” has the meaning set forth in the preamble.

“Conversion Date” has the meaning set forth in Section 10(a).

“Conversion Notice” has the meaning set forth in Section 9(b).

“Conversion Price” means, for each share of Series A Preferred Stock, $1.80; provided, however, that in the event the Company fails to declare and pay dividends (including PIK Dividends or cash dividends) for any calendar quarter on the applicable Dividend Payment Date for any reason, including but not limited to restrictions under the DGCL or imposed by federal or state banking regulations or as may be imposed in writing by the Company’s primary federal or state banking regulators, and the Company does not pay such dividends within twelve months after such Dividend Payment Date, then the Conversion Price shall decrease to $1.50 per share of Series A Preferred Stock.

“Conversion Rate” means that number of Conversion Securities into which one share of Series A Preferred Stock shall be convertible pursuant to Section 8(a) or 9(a), determined by dividing the Liquidation Preference by the Conversion Price.

“Conversion Securities” means shares of Common Stock, Non-Voting Common Stock or Series B Preferred Stock, as the case may be, as determined pursuant to Section 9(h).

“Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 13.

“DGCL” has the meaning set forth in the preamble.

“Dividend Payment Date” has the meaning set forth in Section 4(a)(i).

“Dividend Period” has the meaning set forth in Section 4(a).

“Exchange Property” has the meaning set forth in Section 16(a).

“Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 13.

“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Company and the Transfer Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Investment Agreement” means the Investment Agreement, dated as of May 6, 2009, by and among the Company, Castle Creek, Patriot, Relational and the other investors that may become party thereto from time to time, as it may be amended from time to time.

“Issue Date” means [•], 2009, the original date of issuance of the Series A Preferred Stock.

“Junior Securities” has the meaning set forth in Section 3.

“Liquidation Preference” means, as to the Series A Preferred Stock, $1,000 per share, plus all accrued but unpaid dividends thereon.

“Mandatory Conversion Date” means the fifth anniversary of the Issue Date.

“Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any Scheduled Trading Day for the Common Stock (or any other securities, cash or other property into which the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NASDAQ Stock Market or otherwise) in the Common Stock (or such other property) or in any options, contracts or future contracts relating to the Common Stock (or such other property), and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Non-Voting Common Stock” means the non-voting Common Stock of the Company, par value $0.001 per share, contemplated by Section 9(e) of the Investment Agreement.

“Option Dividend Termination Date” has the meaning set forth in Section 4(a)(i).

“Optional Conversion Date” has the meaning set forth in Section 9(e).

“Optional Convertibility Inception Date” means the earlier to occur of (i) the date of the second anniversary of the Issue Date and (ii) the date of consummation of a Reorganization Event.

“Parity Securities” has the meaning set forth in Section 3.

“Patriot” means, collectively, Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P.

“Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“PIK Dividends” has the meaning set forth in Section 4(a)(i)(B).

“Relational” means collectively Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P.

“Reorganization Event” has the meaning set forth in Section 16(a)(iv).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national securities exchange or market on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national securities exchange, on the principal other market on which the Common Stock is then traded.

“Senior Securities” means any shares or securities that rank, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, senior to the Series A Preferred Stock.

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Series B Preferred Stock” means the series of the Company’s preferred stock as contemplated by Section 9(e) of the Investment Agreement.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the NASDAQ Stock Market is open for trading, or, if the Common Stock (or any other securities, cash or other property into which the Series A Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the NASDAQ Stock Market, any day on which the principal national securities exchange on which the Common Stock (or such other property) is listed is open for trading, or, if the Common Stock (or such other property) is not listed on a national securities exchange, any Business Day. A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Transfer Agent” means Computershare Investor Services, LLC, the Company’s duly appointed transfer agent, registrar, conversion and dividend disbursing agent for the Series A Preferred Stock, or such other successor entity as the Company may, in its sole discretion, appoint from time to time.

Section 3.               Ranking.  The Series A Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank (i) on a parity with each other class or series of preferred stock established after the Issue Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the Common Stock and each other class or series of capital stock outstanding or established after the Issue Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”).  The Company has the right to authorize or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders subject to Section 6(b).

Section 4.               Dividends.

(a)           The Holders shall be entitled to receive with respect to each share of Series A Preferred Stock:

(i)            from and after the Issue Date until the first Dividend Payment Date (as defined below) following the second anniversary of the Issue Date (the “Option Dividend Termination Date”), when, as and if declared by the Board of Directors, but only out of funds legally available therefor, non-cumulative dividends on each February 15, May 15, August 15 and November 15, beginning on the first such date following the Issue Date (each, a “Dividend Payment Date”), at a rate per annum equal to 9.0% of the Liquidation Preference of each such share, payable at the Company’s option with respect to each Dividend Period either in (A) cash or (B) additional shares of Series A Preferred Stock (“PIK Dividends”) (provided that, to the extent payment of PIK Dividends on any Holder’s shares of Series A Preferred Stock, taken as a whole, would result in the payment of a fractional share of Series A Preferred Stock to such Holder, such fractional share shall instead be paid in cash); and

(ii)           from and after the Option Dividend Termination Date, when, as and if declared by the Board of Directors, but only out of funds legally available therefor, non-cumulative cash dividends at a rate per annum equal to 9.0% of the Liquidation Preference of each such share, payable in arrears on each Dividend Payment Date.  If any Dividend Payment Date is not a Business Day, then dividends will be payable on the first Business Day following such date and dividends shall accrue to the actual payment date.

The term “Dividend Period” means each period from and including a Dividend Payment Date (or the Issue Date in the case of the first Dividend Period) to but excluding the next Dividend Payment Date. The amount of dividends payable for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)           Dividends payable on shares of Series A Preferred Stock shall be non-cumulative. To the extent that any such dividends payable on the shares of Series A Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable and the Company shall have no obligation to pay, and the Holders shall have no right to receive, dividends accrued for the Dividend Period ending immediately prior to such Dividend Payment Date after such Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to Series A Preferred Stock, Parity Securities, Junior Securities or any other class or series of capital stock or authorized preferred stock of the Company.  Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or failure to make any dividend payment.

(c)           Each dividend will be payable to Holders of record as they appear in the records of the Company at the close of business on the January 31, April 30, July 31 and October 31 immediately preceding the corresponding Dividend Payment Date.

Section 5.               Payment Restrictions.  During any time that any shares of Series A Preferred Stock are outstanding, the Company shall not (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for the redemption of, any Common Stock or other Junior Securities, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for the redemption of, any Parity Securities (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of such Parity Securities and the Series A Preferred Stock), unless in each case full dividends on all outstanding shares of the

Series A Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Securities, (x) redemptions or purchases by conversion or exchange of Junior Securities for or into other Junior Securities, or of Parity Securities for or into other Parity Securities or Junior Securities, (y) purchases by the Company or its Affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Company or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of shares of Common Stock in respect of exercises of employee equity awards or any related tax withholding).  When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series A Preferred Stock and any Parity Securities, dividends declared on the Series A Preferred Stock and Parity Securities (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Securities bear to each other.

Section 6.               Voting Rights.

(a)           The Holders of the Series A Preferred Stock shall vote together with the holders of Common Stock on all matters upon which the holders of Common Stock are entitled to vote. Each share of Series A Preferred Stock shall be entitled to such number of votes as the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible pursuant to the Conversion Rate at the time of the record date for any such vote (taking into account Section 9(h) hereof, provided that solely for the purposes of determining the number of votes to which each share of Series A Preferred Stock is entitled pursuant to this Section 6(a), the Conversion Price utilized in the definition of Conversion Rate shall be deemed to be $2.00, subject to adjustment under Section 13), and for the purpose of such calculation, shares of Common Stock sufficient for the full conversion of all shares of Series A Preferred Stock shall be deemed to be authorized for issuance under the Certificate of Incorporation on such date and shall be included in such calculation.

(b)           So long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series A Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary to effect or validate:

(i)            any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including this Certificate of Designations) that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock or any Parity Security;

(ii)           any amendment or alteration of the Certificate of Incorporation (including this Certificate of Designations) to authorize, create or increase, or to obligate the Company to authorize, issue or increase, the authorized amount of any Senior Securities that are convertible into shares of Common Stock; or

(iii)          any merger or consolidation of the Company with or into any entity other than a corporation, or any merger or consolidation of the Company with or into any other corporation unless the surviving or resulting corporation, or a corporation controlling such corporation that issues shares or other securities in such merger or consolidation, will thereafter have no class or series of shares or other securities either authorized or outstanding ranking prior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up, except the same number of shares and the same amount of other securities with the same voting powers, preferences and special rights as the shares and securities of the Company respectively authorized and outstanding immediately before such merger or consolidation, and each share of Series A Preferred Stock outstanding immediately before such merger or consolidation is changed thereby into the same number of shares, with the same voting powers, preferences and special rights, of such corporation;

provided, however, that if any such amendment, alteration or repeal described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

(c)           Notwithstanding anything to the contrary herein, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series A Preferred Stock shall have been converted in accordance with the terms of this Certificate of Designations.

Section 7.               Liquidation.

(a)           In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, subject to the rights of any creditors of the Company or any holders of Senior Securities or Parity Securities, the Holders at the time shall be entitled to receive liquidating distributions per share of Series A Preferred Stock in an amount equal to the greater of (i) the amount of the Liquidation Preference per share of Series A Preferred Stock and (ii) the amount that the Holders would have received in respect of the Conversion Securities issuable upon conversion of such share of Series A Preferred Stock had they converted such share of Series A Preferred Stock immediately prior to such event, in each case out of assets legally available for distribution to the Company’s stockholders, before any distribution of assets is made to the holders of the Common Stock, any other Conversion Securities or any other Junior Securities.  After payment of the full amount of such liquidating distributions, Holders of the Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Company.

(b)           In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)           The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 8.               Automatic Conversion.

(a)           Subject to Sections 8(b) and 8(c), each share of Series A Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 9) on the Mandatory Conversion Date into a number of shares of Common Stock equal to the Conversion Rate.

(b)           Notwithstanding anything to the contrary in this Certificate of Designations, no conversion pursuant to this Section 8 with respect to shares of the Series A Preferred Stock of any Holder shall occur unless, with respect to such Holder, the Applicable Regulatory Approval has been obtained and remains in effect.

(c)           Notwithstanding anything to the contrary in this Certificate of Designations, no conversion pursuant to this Section 8 with respect to shares of Series A Preferred Stock held by any Holder shall be permitted to the extent such conversion would result in such Holder owning, together with its Affiliates, more than 14.9% (or, in the cases of Castle Creek and Patriot only, 19.9%) of the outstanding shares of Common Stock after giving effect to such conversion.  Those shares of Series A Preferred Stock which are not convertible pursuant to the preceding sentence shall remain outstanding.

Section 9.               Early Conversion at the Option of the Holder.

(a)           Subject to Sections 9(f) and 9(g), beginning from the Optional Convertibility Inception Date until the Mandatory Conversion Date, shares of the Series A Preferred Stock are convertible, in whole or in part (unless previously converted at the option of the Holder thereof pursuant to a notice delivered in accordance with Section 9(b)), on the Optional Conversion Date into shares of Common Stock at the Conversion Rate.

(b)           Any written notice of conversion (“Conversion Notice”) pursuant to this Section 9 shall be duly executed by the Holder, and specify:

(i)            the number of shares of Series A Preferred Stock to be converted;

(ii)           the name(s) in which such Holder desires the shares of Common Stock issuable upon conversion to be registered and whether such shares of Common Stock are to be issued in book-entry or certificated form (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the Holder);

(iii)                               if certificates are to be issued, the address to which such Holder wishes delivery to be made of such new certificates to be issued upon such conversion; and

(iv)                              any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent, if necessary, to effect the conversion.

(c)                                  If specified by the Holder in the Conversion Notice that shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be issued to a Person other than the Holder surrendering the shares of Series A Preferred Stock being converted, then the Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock so issued.

(d)                                 Upon receipt by the Transfer Agent of a completed and duly executed Conversion Notice, payment in compliance with Section 9(c), if applicable, and surrender of a certificate representing share(s) of Series A Preferred Stock to be converted (if held in certificated form), the Company shall, within three Business Days or as soon as possible thereafter, issue and shall instruct the Transfer Agent to register the number of shares of Common Stock to which such Holder shall be entitled upon conversion in the name(s) specified by such Holder in the Conversion Notice.  If a Holder elects to hold its shares of Common Stock issuable upon conversion of the Series A Preferred Stock in certificated form, the Company shall promptly send or cause to be sent, by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the Holder thereof, at the address designated by such Holder in the Conversion Notice, a certificate or certificates representing the number of shares of Common Stock to which such Holder shall be entitled upon conversion.  In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such Holder or such Holder’s designee in the manner provided in the immediately preceding sentence a new certificate or certificates representing the number of shares of Series A Preferred Stock that shall not have been converted.

(e)                                  The issuance by the Company of shares of Common Stock upon a conversion of shares of Series A Preferred Stock pursuant to this Section 9 shall be deemed effective immediately prior to the close of business on the day (the “Optional Conversion Date”) of receipt by the Transfer Agent of the Conversion Notice and other documents, if any, set forth in Section 9(b), payment in compliance with Section 9(c), if applicable, and the surrender by such Holder or such Holder’s designee of the certificate or certificates representing the shares of Series A Preferred Stock to be converted (if held in certificated form), duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto).

(f)                                    Notwithstanding anything to the contrary in this Certificate of Designations, no conversion pursuant to this Section 9 with respect to shares of the Series A Preferred Stock of any Holder shall occur unless, with respect to such Holder, the Applicable Regulatory Approval has been obtained and remains in effect.

(g)                                 Notwithstanding anything to the contrary in this Certificate of Designations, no conversion pursuant to this Section 9 with respect to shares of Series A Preferred Stock held by any Holder shall be permitted to the extent such conversion would result in such Holder owning, together with its Affiliates, more than 14.9% (or, in the cases of Castle Creek and Patriot only, 19.9%) of the outstanding shares of Common Stock after giving effect to such conversion.  Those shares of Series A Preferred Stock which are not convertible pursuant to the preceding sentence shall remain outstanding.

(h)                                 In the event that, as a result of the payment or potential payment of any PIK Dividend contemplated by Section 4(a)(i)(B) or the application of the proviso contained in the definition of Conversion Price, the shares of Series A Preferred Stock held by any Holder and its Affiliates would represent upon conversion more than 14.9% (or, in the cases of Castle Creek and Patriot only, 19.9%) of the outstanding shares of Common Stock after giving effect to such conversion and taking into consideration any shares of Common Stock otherwise beneficially owned by such Holder or any of its Affiliates (the number of shares of Series A Preferred Stock representing shares of Common Stock upon conversion in excess of such percentage, the “Excess Shares”), then for all purposes of Section 8 and this Section 9 such Excess Shares shall be convertible into a number of shares of Non-Voting Common Stock or, if at such time the Company is not authorized pursuant to the Certificate of Incorporation to issue shares of Non-Voting Common Stock, a number of shares of Series B Preferred Stock in each case equivalent to the number of shares of Common Stock into which such Excess Shares would otherwise have been convertible (including, without limitation, taking into account any adjustments to such number of shares of Common Stock that would have been issuable in respect of the Excess Shares required by Section 13).  In such event, (i) each reference in Section 8 or this Section 9 to shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be deemed a reference to the applicable Conversion Security and (ii) for purposes of the adjustment provisions in Section 13, the number of shares of Common Stock outstanding at any given point of time shall include the number of shares of Non-Voting Common Stock or Series B Preferred Stock then outstanding.

Section 10.                                      Conversion Procedures.

(a)                                  On the Mandatory Conversion Date or any Optional Conversion Date (each, a “Conversion Date”), any shares of Series A Preferred Stock converted to Conversion Securities shall cease to be outstanding, in each case, subject to the right of Holders of such shares to receive Conversion Securities into which such shares of Series A Preferred Stock are convertible.

(b)                                 The Person or Persons entitled to receive the Conversion Securities issuable upon any such conversion shall be treated for all purposes as the record holder(s) of such Conversion Securities as of the close of business on the applicable Conversion Date. No allowance or adjustment, except as set forth in Section 13, shall be made in respect of dividends payable to holders of Conversion Securities of record as of any date prior to such applicable Conversion Date. Prior to such applicable Conversion Date, Conversion Securities issuable upon conversion of any shares of Series A Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Series A Preferred Stock shall have no rights with respect to Conversion Securities (including voting rights as applicable, rights to respond to tender offers for the

Conversion Securities and rights to receive any dividends or other distributions on the Conversion Securities) by virtue of holding shares of Series A Preferred Stock.

(c)                                  Shares of Series A Preferred Stock duly converted in accordance herewith, or otherwise reacquired by the Company, shall resume the status of authorized and unissued preferred stock of the Company, undesignated as to series and available for future issuance.

(d)                                 In the event that a Holder of shares of Series A Preferred Stock shall not by written notice designate the name in which Conversion Securities to be issued upon conversion of such Series A Preferred Stock should be registered or the address to which the certificate or certificates representing such Conversion Securities should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the Holder of such Series A Preferred Stock as shown on the records of the Company and to send the certificate or certificates representing such Conversion Securities to the address of such Holder shown on the records of the Company.

Section 11.                                      Reservation of Conversion Securities.

(a)                                  The Company shall at all times reserve and keep available out of its authorized and unissued Conversion Securities or shares held in the treasury of the Company, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of applicable Conversion Securities as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding.  For purposes of this Section 11(a), the number of Conversion Securities that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)                                 Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, Conversion Securities held in the treasury of the Company (in lieu of the issuance of authorized and unissued Conversion Securities), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)                                  All Conversion Securities delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d)                                 Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)                                  The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the NASDAQ Stock Market or any other national securities exchange or automated quotation system, the Company shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series A Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series A Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 12.                                      Fractional Shares.

(a)                                  No fractional Conversion Securities shall be issued as a result of any conversion of shares of Series A Preferred Stock.

(b)                                 In lieu of any fractional Conversion Security otherwise issuable to a Holder in respect of any conversion pursuant to Section 8 or Section 9, the Company shall at its option either (i) issue to such Holder a whole Conversion Security, or (ii) pay an amount in cash (computed to the nearest cent) equal to such fraction times the average Closing Price of the Common Stock for the five consecutive Trading Days ending on the second Trading Day immediately preceding the applicable Conversion Date.

(c)                                  If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full Conversion Securities issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

Section 13.                                      Anti-Dilution Adjustments.

(a)                                  Except as provided in Section 13(c), the Conversion Price shall be subject to the following adjustments:

(i)                                     Stock Dividends and Distributions.  If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

     OS0
OS1

Where,

OS0 =  the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =  the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include treasury shares.  If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii)                                  Subdivisions, Splits and Combination of the Common Stock.  If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

     OS0
OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include treasury shares.  If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii)                               Debt or Asset Distributions.  If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), in exchange for consideration in an amount less than the fair market value of the property so distributed then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

     SP0 – FMV
SP0

Where,

SP0 = the Current Market Price per share of Common Stock on such date.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In a “spin-off,” where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0
MP0 + MPS

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPS = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iii) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(iv)                              Cash Distributions.  If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series A Preferred Stock pursuant to Section 4(a)(ii), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iii) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

      SP0 – DIV
SP0

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the dividend or distribution, as determined pursuant to the following paragraph.

In the event that any distribution described in this clause (iv) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

(v)                                 Self Tender Offers and Exchange Offers.  If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

       OS0 x SP 0
AC + (SP0 x OS1)

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 = the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(b)                                 The Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 13, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of

Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)                                  (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent.  No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii)                                  No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred Stock (including without limitation pursuant to Section 4(a)), without having to convert the Series A Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series A Preferred Stock may then be converted.

(iii)                               The Conversion Price shall not be adjusted:

(A)                              upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B)                                upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(C)                                upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date and not amended thereafter;

(D)                               for a change in the par value or no par value of Common Stock; or

(E)                                 for accrued and unpaid dividends on the Series A Preferred Stock.

(d)                                 Whenever the Conversion Price is to be adjusted in accordance with Section 13(a) or Section 13(b), the Company shall:  (i) compute the Conversion Price in accordance with Section 13(a) or Section 13(b), taking into account the one-cent threshold set forth in Section 13(c); (ii) as soon as reasonably practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 13(a) or Section 13(b), taking into account the one cent threshold set forth in Section 13(c) (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as reasonably practicable following the determination of the revised Conversion Price in accordance with Section 13(a) or Section 13(b), provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

(e)                                  Notwithstanding anything to the contrary in this Section 13 or otherwise in this Certificate of Designations, the Company shall not take any action that would result in the Conversion Price being adjusted to below the then par value (if any) of the Conversion Securities deliverable upon conversion of the Series A Preferred Stock.  Additionally, under no circumstances will the number of Conversion Securities deliverable upon conversion of the Series A Preferred Stock exceed (when taken together with all other outstanding shares of Common Stock) the applicable number of Conversion Securities that the Company is authorized to issue.

Section 14.                                      Replacement Certificates.

(a)                                  The Company shall replace any mutilated stock certificate at the Holder’s expense upon surrender of such stock certificate to the Company.  The Company shall replace stock certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company of satisfactory evidence that the stock certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.

(b)                                 The Company shall not be required to issue any stock certificates representing the Series A Preferred Stock on or after the Mandatory Conversion Date, except for shares held by any Holder pursuant to Section 8(c) or 9(g).  In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Company, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the Conversion Securities, or evidence of book-entry record ownership of such Conversion Securities, pursuant to the terms of the Series A Preferred Stock formerly evidenced by the certificate.

Section 15.                                      Redemptions.  The Series A Preferred Stock shall not be redeemable either at the Company’s option or at the option of any Holder.

Section 16.                                      Reorganization Events.

(a)                                  In the event of:

(i)                                     any consolidation or merger of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person,

(ii)                                  any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person,

(iii)                               any reclassification of the Common Stock into securities including securities other than the Common Stock or

(iv)                              any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition) (any such event specified in clauses (i) through (iv), a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock into which the share of Series A Preferred Stock would then be convertible assuming that on the date such option is exercised the Applicable Regulatory Approval has been obtained and remains in effect and disregarding for these purposes Section 9(h) (such securities, cash and other property, the “Exchange Property”).

(b)                                 In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election.  The amount of Exchange Property receivable upon conversion of any Series A Preferred Stock in accordance with Section 8 shall be an amount equal to the Conversion Price in effect on the Mandatory Conversion Date.

(c)                                  The above provisions of this Section 16 shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)                                 The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 16.

Section 17.                                      No Impairment.  The Company shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against dilution or other impairment as provided herein.

Section 18.                                      Miscellaneous.

(a)                                  All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed:  (i) if to the Company, to its office at 1331 17th Street Suite 300, Denver, CO 80202-1566, Attention:  Chief Financial Officer, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company, or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

(b)                                 The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or Conversion Securities or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Conversion Securities or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Resolution to be signed by its duly authorized officer, on [•], 2009.

GUARANTY BANCORP

By:
Name:
Title:

[Signature Page to Certificate of Designations]

EXHIBIT B

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of May 6, 2009, is by and among the stockholders listed on the signature page hereto (each, a “Stockholder” and, collectively, the “Stockholders”) and each of Patriot Financial Partners, L.P., Patriot Financial Partners Parallel, L.P., Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P. (each, an “Investor” and, collectively, the “Investors”).

WHEREAS, simultaneously with the execution of this Agreement, Guaranty Bancorp, a Delaware corporation (the “Company”), and the investors listed on the signature pages thereto are entering into an Investment Agreement (the “Investment Agreement”), dated as the date hereof, providing, among other things, for the purchase by such investors from the Company of Series A Convertible Non-Cumulative Preferred Stock, convertible into shares of Company Common Stock;

WHEREAS, the Board of Directors of the Company has approved the Investment Agreement and the transactions contemplated thereby; and

WHEREAS, as a condition and inducement to the Investors’ willingness to enter into the Investment Agreement, each Investor has required that the Stockholders enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Investment Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Certain Definitions.

(a)           For purposes of this Agreement, all capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Investment Agreement.

(b)           For purposes of this Agreement, “beneficially own” or “beneficial ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act).

(c)           For purposes of this Agreement, the following terms shall have the following meanings:

“Company Common Stock” means the Company’s shares of common stock, par value $0.001 per share.

“Stockholder’s Subject Shares” shall mean, with respect to a particular Stockholder, all shares of Company Common Stock beneficially owned by such Stockholder as of the date hereof and as set forth opposite such Stockholder’s name on the schedule attached hereto as Exhibit A and any and all such other shares of Company Common Stock acquired or otherwise beneficially owned from time to time by such Stockholder after the date of this Agreement.

2.            Representations, Warranties and Covenants of Stockholder.  Each Stockholder hereby represents and warrants to each Investor as follows:

(a)           Title.  Set forth opposite such Stockholder’s name on Exhibit A hereto is a true and complete list of all of the shares of Company Common Stock of which such Stockholder is the record or beneficial owner as of the date hereof.  Except as set forth on Exhibit A, as of the date hereof, such Stockholder is the sole record or beneficial owner of such Stockholder’s Subject Shares, and such Stockholder is the lawful owner of such Stockholder’s Subject Shares, free and clear of all liens except such liens as would not reasonably be expected to materially impair such Stockholder’s ability to perform its obligations hereunder.

(b)           Right to Vote.  Except as set forth on Exhibit A, such Stockholder has, with respect to all such Stockholder’s Subject Shares, sole voting power and sole power to issue instructions with respect to the matters set forth in Section 3, in each case with no limitations, qualifications or restrictions on such rights other than pursuant to the terms of this Agreement.

(c)           Authority.  Such Stockholder has the requisite power and authority to execute and deliver, and to perform such Stockholder’s obligations under, this Agreement.  This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d)           Conflicting Instruments.  Neither the execution and delivery of this Agreement nor the performance by such Stockholder of such Stockholder’s agreements and obligations hereunder will result in any breach or violation of, or be in conflict with or constitute a default under, any term of any contract, agreement, voting agreement, stockholders’ agreement, trust agreement, voting trust, proxy, power of attorney, pooling arrangement, note, mortgage, indenture, instrument, arrangement or other obligation or restriction of any kind to which the Stockholder is a party or to or by which the Stockholder or the Stockholder’s Subject Shares are subject or bound.

3.            Grant of Proxy.

(a)           Each Stockholder hereby grants to, and appoints, the Investors, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Subject Shares, or grant a consent or approval in respect of such shares, at any meeting of Stockholders of the Company or at any adjournment thereof or in any other circumstances in which their vote, consent or other approval is sought, in favor of approval of any and all of the matters contemplated by Section 9(e) of the Investment Agreement.

(b)           Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Subject Shares and still in effect are not irrevocable, and, to the extent inconsistent with the provisions of this Agreement, that any such proxies are hereby revoked.

(c)           Each Stockholder hereby affirms that the proxy set forth in this Section 3 is given in connection with the execution of the Investment Agreement, and that such proxy is given to secure the performance of the duties of such Stockholder under this Agreement.  Such Stockholder hereby further affirms that the proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 5(e) herein.  Such Stockholder hereby ratifies and confirms all that such proxy may lawfully do or cause to be done by virtue hereof.  Such proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the General Corporation Law of the State of Delaware, subject to Section 5(e) herein.

4.            Fiduciary Duties of Directors.  Each Stockholder that is a director or officer of the Company is entering this Agreement in his or her capacity as the record or beneficial owner of the Stockholder’s Subject Shares, and not in his or her capacity as a director or officer of the Company.  Nothing in this Agreement shall be deemed in any manner to limit the discretion of any such Stockholder to take any action, or fail to take any action, in his or her capacity as a director or officer of the Company.

5.            Miscellaneous.

(a)           Entire Agreement.  This Agreement (including Exhibit A hereto) embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior written and prior or contemporaneous oral agreements and understandings between the parties with respect to the subject matter of this Agreement.

(b)           Invalid Provisions.  If any provision of this Agreement or the application thereof to any person (including the officers and directors parties hereto) or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(c)           Counterparts and Facsimiles.  For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d)           Specific Performance.  Each Stockholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed by each Stockholder that each Investor shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which it is entitled at law or equity.

(e)           Amendments; Termination.

(i)            This Agreement may not be modified, amended, altered or supplemented, except that this Agreement may be modified, amended, altered or supplemented, as between either Investor and any particular Stockholder, upon the execution and delivery of a written agreement executed by such Investor and such Stockholder.

(ii)           The provisions of this Agreement including the proxy granted pursuant to Section 3 shall terminate upon the earliest to occur of (A) receipt of the Stockholder Approval and (B) the termination of the Investment Agreement in accordance with its terms.

(iii)          The proxy granted pursuant to Section 3 shall also automatically terminate with respect to any Stockholder’s Subject Shares which are sold, transferred, assigned or otherwise disposed of by a Stockholder to a third party.

(f)            Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to conflicts of law principles or other principles that would require the application of any other law.

(g)           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of each Stockholder, any executors, administrators, estates, legal representatives and heirs of such Stockholder) and permitted assigns; provided that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement.

(h)           Notices.  All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

(i)            if to a Stockholder, at the address of such Stockholder set forth on Exhibit A attached hereto or at such other address that such Stockholder may have provided in writing to the Investors; and

(ii)           if to an Investor, to the address in Annex A to the Investment Agreement, with copies (which copy alone shall not constitute notice) as set forth in the Investment Agreement.

(i)            Individual Obligations.  Each Stockholder’s obligations under this Agreement are individual and not joint or several obligations and no Stockholder shall have any liability to either Investor for the performance or non-performance by any other Stockholder under this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first written above.

INVESTORS:

Patriot Financial Partners, L.P.

By:

Name:

Title:

Patriot Financial Partners Parallel, L.P.

By:

Name:

Title:

Relational Investors Mid-Cap Fund I, L.P.

By:

Name:

Title:

Relational Investors Mid-Cap Fund II, L.P.

By:

Name:

Title:

Voting Agreement

STOCKHOLDERS:

Mutual Shares Fund
Mutual Qualified Fund
Mutual Financial Services Fund
Mutual Shares Securities Fund
Franklin Mutual Beacon Fund
Franklin Mutual Shares Fund
EQ/Mutual Shares Portfolio
JNL/Franklin Templeton Mutual Shares Fund
Mutual Shares Trust
ING Franklin Mutual Shares Portfolio

By: Franklin Mutual Advisers, LLC

By:

Name: Bradley Takahashi

Title: Vice President

Voting Agreement

STOCKHOLDERS:

Andrea N. DeVos 1003 Trust
Elisabeth L. DeVos 1003 Trust
Ryan E. DeVos 1003 Trust
Richard M. DeVos III 1003 Trust
Richard M. DeVos Charitable Lead Annuity Trust No. 2

By:
Name: Jerry L. Tubergen
Title: Trustee (and not in any individual capacity)

RDV Capital Management LP

By: RDV Corporation, its General Partner

By:
Name: Jerry L. Tubergen
Title: President

Heritage Capital Management, LP

By: Buttonwood Capital, Inc., its General Partner

By:
Name: Jerry L. Tubergen
Title: President

Harbour Point Investors, LLC

By: RDV Corporation, its Manager

By:
Name: Jerry L. Tubergen
Title: President

Voting Agreement

STOCKHOLDERS:

Castle Creek Capital Partners III, L.P.

By:

Name: John M. Eggemeyer, III

Title: President

Voting Agreement

STOCKHOLDERS:

Name: John M. Eggemeyer

Voting Agreement

STOCKHOLDERS:

Name:	John M. Eggemeyer, Trustee
Eggemeyer Family Trust

Voting Agreement

Exhibit A

Name of Stockholder	Number of Shares of Company Common Stock	Nature of Ownership	Notice Information

Castle Creek Capital Partners III, L.P.	2,644,963	Direct	P.O. Box 1329 Rancho Santa Fe, California 92067 Phone: (858) 756-8300 Fax: (858) 756-8301

John Eggemeyer	76,120	Direct	P.O. Box 1329 Rancho Santa Fe, California 92067 Phone: (858) 756-8300 Fax: (858) 756-8301

Eggemeyer Family Trust	352,500	Direct	P.O. Box 1329 Rancho Santa Fe, California 92067 Phone: (858) 756-8300 Fax: (858) 756-8301

Mutual Shares Fund	5,731,834	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646

Mutual Qualified Fund	1,735,639	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646

Mutual Financial Services Fund	1,333,807	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646

A-1

Mutual Shares Securities Fund	1,288,316	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646

Franklin Mutual Beacon Fund	91,672	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646

Franklin Mutual Shares Fund	26,327	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646

EQ/Mutual Shares Portfolio	91,672	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646

JNL/Franklin Templeton Mutual Shares Fund	48,548	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646

A-2

Mutual Shares Trust	21,927	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646

ING Franklin Mutual Shares Portfolio	47,924	Beneficial*	c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078 Bradley Takahashi Phone: (973) 912-2152 Fax: (973) 912-0646

Andrea N. DeVos 1003 Trust	125,000	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654

Elisabeth L. DeVos 1003 Trust	125,000	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654

Ryan E. DeVos 1003 Trust	125,000	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654

Richard M. DeVos III 1003 Trust	125,000	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654

Richard M. DeVos Charitable Lead Annuity Trust No. 2	1,000,000	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654

RDV Capital Management LP	879,167	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654

A-3

Heritage Capital Management, LP	160,000	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654

Harbour Point Investors, LLC	33,390	Direct	126 Ottawa Ave. NW, Suite 500 Grand Rapids, MI 49503 Phone: (616) 454-4114 Fax: (616) 454-4654

*All voting discretion held pursuant to investment management contracts by Franklin Mutual Advisers, LLC.

A-4

EXHIBIT C

PASSIVITY COMMITMENTS

(Name and Location) (“Investor”), will not, without the prior approval of the Federal Reserve System or its staff, directly or indirectly:

1.                                       Exercise or attempt to exercise a controlling influence over the management or policies of Guaranty Bancorp (“Company”) or any of its subsidiaries;

2.                                       Have or seek to have more than one representative of Investor and their subsidiaries (the “Investor Group”) serve on the board of directors of Company or any of its subsidiaries;

3.                                       Permit any representative of the Investor Group who serves on the board of directors of Company or any of its subsidiaries to serve (i) as the chairman of the board of directors of Company or any of its subsidiaries, (ii) as the chairman of any committee of the board of directors of Company or any of its subsidiaries, or (iii)  serve as a member of any committee of the board of directors of Company or any of its subsidiaries if the Investor Group representative occupies more than 25 percent of the seats on the committee;

4.                                       Have or seek to have any employee or representative of the Investor Group serve as an officer, agent, or employee of Company or any of its subsidiaries;

5.                                       Take any action that would cause Company or any of its subsidiaries to become a subsidiary of Investor;

6.                                       Own, control, or hold with power to vote securities that (when aggregated with securities that the officers and directors of the Investor Group own, control, or hold with power to vote) represent 25 percent or more of any class of voting securities of Company or any of its subsidiaries;

7.                                       Own or control equity interests that would cause the combined voting and nonvoting equity interests of the Investor Group and its officers and directors to equal or exceed 25 percent of the total equity capital of Company or any of its subsidiaries;

8.                                       Propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by the management or board of directors of Company or any of its subsidiaries;

9.                                       Enter into any agreement with Company or any of its subsidiaries that substantially limits the discretion of Company’s management over major policies and decisions, including, but not limited to, policies or decisions about employing and compensating executive officers; engaging in new business lines; raising additional debt or equity capital; merging or consolidating with another firm; or

acquiring, selling, leasing, transferring, or disposing of material assets, subsidiaries, or other entities;

10.                                 Solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of Company or any of its subsidiaries;

11.                                 Dispose or threaten to dispose (explicitly or implicitly) of equity interests of Company or any of its subsidiaries in any manner as a condition or inducement of specific action or non-action by Company or any of its subsidiaries; or

12.                                 Enter into any other banking or nonbanking transactions with Company or any of its subsidiaries, except that Investor Group may establish and maintain deposit accounts with Company, provided that the aggregate balance of all such deposit accounts does not exceed $500,000 and that the accounts are maintained on substantially the same terms as those prevailing for comparable accounts of persons unaffiliated with Company.

The terms used in these commitments have the same meanings as set forth in the Bank Holding Company Act of 1956, as amended, and the Board’s Regulation Y.

EXHIBIT D

FORM OF JOINDER

[Date]

Reference is made to the Investment Agreement (as amended, supplemented or otherwise modified from time to time, the “Investment Agreement”), dated as of May 6, 2009, by and among Guaranty Bancorp, a Delaware corporation (the “Company”), and each investor listed on Annex A attached thereto and such other investors that may become party thereto from time to time (each, an “Investor” and collectively, the “Investors”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Investment Agreement.

This Joinder supplements the Investment Agreement and is delivered by the undersigned (the “Additional Investor”) pursuant to Section 23 of the Investment Agreement.  The Additional Investor hereby agrees to be bound as an Investor party to the Investment Agreement by all of the terms, covenants and conditions set forth in the Investment Agreement to the same extent that it would have been bound if it had been a signatory to the Investment Agreement as an Investor thereunder on the date of the Investment Agreement.

For the convenience of the parties hereto, this Joinder may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Joinder may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

This Joinder shall be governed by, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to conflicts of law principles or other principles that would require the application of any other law.

[Remainder of this page intentionally left blank.]

D-1

IN WITNESS WHEREOF, the Additional Investor has caused this Joinder to be duly executed and delivered as of the date first above written.

[Additional Investor]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

Guaranty Bancorp

By:
Name:
Title:

D-2